UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOGICIAN MINERALS LIMITED
(Exact name of registrant as specified in its charter)

Hong Kong	2860	N/A
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Telephone: 011.852.2251.8566
(Address and telephone number of registrant’s principal executive offices)

John W.F. Gunn
Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Telephone: 011.852.2251.8566
Fax: 011-852-3007-2474
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration
Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock to be offered for resale by selling shareholders	172,332,340	$0.10(2)	$17,233,234	$678
____________________
(1)

An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on the most recent price at which we sold our common shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated May 27, 2008

LOGICIAN MINERALS LIMITED

172,332,340 Shares of Common Stock by Selling Shareholders
______________________________

We, Logician Minerals Limited, are an early stage development company that is engaged in the business of marketing and distributing technological processes and products engineered for the remediation of polluted water in Asia. Our products utilize the unique attributes of a non-metallic industrial mineral known as “chabazite” that is a high purity; high performance member of mineral species known as zeolites. We are not a mineral resource company.

This prospectus registers for resale by selling shareholders up to 172,332,340 shares of our common stock. The selling shareholders may be deemed to be underwriters. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders may not sell or offer these securities until this registration statement and prospectus filed with the Securities and Exchange Commission is effective. Our common stock is not now nor has it ever been quoted or listed on any stock exchange or quotation system.

We will not receive any proceeds from the resale of shares of common stock by the selling shareholders. We will pay for all costs associated with this registration statement and prospectus. The selling shareholders will receive the proceeds from the sale of the shares being registered in this registration statement and prospectus. The selling shareholders are expected to offer the shares at market price. Based on the most recent price for one share of our common stock in the private placement that we conducted on December 14, 2007 which is the date of our most recent sale of our common stock, approximately $0.10, the proceeds the selling shareholders could be expected to receive can be estimated as follows:

Proceeds to Selling Shareholders
Per Share	$0.10
Total	$17,233,234

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described under "Risk Factors" beginning on page 7 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is                  , 2008.

TABLE OF CONTENTS

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Except where the context otherwise requires and for the purposes of this prospectus:

  "we", "us", "our" and "Company" mean Logician Minerals Limited.

  All reference to “U.S. dollars”, “dollars”, “$” or “US$” are to the legal currency of the United States unless otherwise indicated. All references to “Renminbi” or “RMB” are to the legal currency of the People’s Republic of China unless otherwise indicated. All references to “CDN$” or “Canadian dollars” are to the legal currency of Canada unless otherwise indicated. All references to “HK$” or “Hong Kong dollars” are to the legal currency of Hong Kong unless otherwise indicated.

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our consolidated financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 7.

Our Business

We are a Hong Kong corporation incorporated on November 8, 2004 and our principal executive offices are located at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong, Telephone 011-852-2251-8566. We are an early stage development company that is engaged in the business of marketing and distributing technological processes and products engineered for the remediation of polluted water in Asia. Our products utilize the unique attributes of a non-metallic industrial mineral known as “chabazite” that is a high purity, high performance member of mineral species known as zeolites. Chabazite is relatively rare and has unique properties that provide powerful catalysts and molecular sieves required for materials management in chemical processing. They are particularly effective in processing clean potable water from contaminated water sources. We anticipate that our initial markets will be located in the People’s Republic of China, referred to as the “PRC” where we intend to distribute our first technology products to water treatment facilities within the PRC. Our business is substantially dependent on our relationship with a North American company called ZEOX Corporation, which is referred to herein as “ZEOX”. ZEOX is engaged in the commercialization of certain patented and proprietary zeolite technologies, as well as other business activities. We have an exclusive agreement with ZEOX which covers the Asian territory for the rights to their technology and commercial scale provision of chabazite as required. We have not yet installed our products in any water treatment facilities in the PRC.

Our Potential Product

Our primary focus is to install our first product offering into water treatment facilities in the PRC. Our goal is to deliver economically feasible, efficient and effective water treatment technology to deal with contaminated water resources. We believe that the technology we are offering is a sustainable process for use in water treatment facilities throughout Asia.

Our potential product for water treatment facilities is designed to be retrofitted into the outflow of existing water treatment facilities with minimum capital cost and disruption of service. The process will use a formulation that is a combination of minerals, an oxidant and a metal salt through which polluted water will be filtered and processed into clean, drinkable water. We intend to deliver a product that provides an economical and environmentally safe method to remove pollutants from water.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling shareholders named herein of up to 172,332,340 shares of our common stock. The offered shares were acquired by the selling shareholders pursuant to various private placements. All of these transactions were exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may offer to sell the offered shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is not nor has it ever been quoted or listed on any exchange or quoted on any quotation service. Upon the Securities and Exchange Commission declaring the registration statement of which this prospectus forms a part, we will seek to have our common stock quoted on the Over-the-Counter Bulletin Board of the NASD.

Please see "Plan of Distribution” on page 30 of this prospectus.

Number of Shares Outstanding

There were 522,332,340 shares of our common stock issued and outstanding as of May 26, 2008.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders.

Forward-Looking Statements

This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These statements include but are not limited to:

  statements regarding our completion of the development of our potential product and its use in a pilot project;
  statements regarding the competitive advantages of our potential product;
  expectation as to the market opportunities for our potential product, as well as our ability to take advantage of those opportunities;
  statements as to our ability to protect our intellectual property and avoid infringing upon others’ intellectual property;
  statements regarding our estimates of future performance, expenses, costs and revenues; and
  statements as to our ability to meet anticipated cash needs based on our current business plan.

These statements may be found throughout this prospectus, specifically in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis” and “Information on Logician Minerals Limited.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in “Risk Factors” and elsewhere in this prospectus.

Statements that use the terms “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict and include all the risks discussed in “Risk Factors” and elsewhere in this prospectus. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

Securities and Exchange Commission’s Public Reference

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (SEC) at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our shares. We have assembled these risk factors based upon both publicly available information, our own analysis and our own beliefs relative to our understanding of our business. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected, in which case, the value of our shares could decline, and you may lose some or all of your investment.

Risks Related to our Business

Changes to Chinese government policies may adversely affect our business plan and financial performance.

Our key business target is the introduction of technologies and raw materials for the remediation of polluted water and soil in China and Asia. Financial performance will be heavily reliant on favorable economic, political, social health and welfare and legal circumstances that may exist or change in China at any given time.

Since 1978, the Chinese government has been implementing economic reform to stimulate a more open marketplace. Government policies include the regulation of currency conversion, taxation, import and export restrictions on the trading of goods. Many of these policies are relatively new initiatives for China and somewhat experimental in nature hence they are frequently refined due to political and social factors. Any changes to government policies may adversely affect the business ambitions and financial performance of the Company.

Intellectual property and patent rights in China are uncertain. If we are unable to protect our intellectual and patent rights in China, our business will suffer.

Intellectual property and patent rights in China are uncertain. It is extremely difficult to protect and enforce intellectual property and patent rights in China. We will need to be attentive to the protection of our intellectual property rights and trade secrets. If we are unable to protect our intellectual and patent rights in China, we may lose our competitive advantage without compensation. If this happens, our business will suffer.

We may not be able to obtain or maintain the permits, licenses and certifications that we need to carry out our business in China. Obtaining the required approvals may be very expensive if the process becomes long and drawn out, which will have a negative impact on our financial position. Also, if we are unable to obtain the required approvals, then our business will fail.

We may not be able to obtain or maintain the permits, licenses and certifications that we need. Obtaining the required approvals may be very expensive if the process becomes long and drawn out, which will have a negative impact on our financial position. Also, if we are unable to obtain the required approvals, then our business will fail.

To carry out our business in China, we must obtain and maintain various government permits, business licenses, certifications and permits authorizing operations and activities. Obtaining these approvals in China can require a very lengthy and expensive process. If it takes too long and costs too much, the financial position of our business will be negatively affected. Worse, if we are unable to obtain the required approvals, then we will be unable to carry out our business plan and our business will fail.

Risks Related to Our Company

We have a limited operating history and have experienced losses since inception (November 8, 2004). We expect to continue to experience losses in the future. There is no way for potential investors to evaluate our company based on historical performance. We may be unable to achieve sufficient profits to sustain our operations and, if so, we may go out of business and investors could lose their entire investment in our company.

We are in the very early stages of business development. Therefore, we do not anticipate that operations will create positive cash flow in the near future. We have experienced losses from operations since inception (November 8, 2004). We have not established a reliable record of earnings or financial performance that can provide a sound calculation of our business value. We may be unable to achieve sufficient profits to sustain our operations and, if so, we may go out of business and investors could lose their entire investment in our company.

We rely heavily on ZEOX Corporation. If ZEOX fails to protect its intellectual property and trade secrets, if we lose the right to use the ZEOX technology or if ZEOX ceases to provide us with the amounts of zeolite minerals we require, we will likely go out of business and investors will lose their entire investment in our company.

We rely heavily on ZEOX Corporation, including its subsidiary, Nanostructured Minerals Corporation, in which we hold a 25% interest. All of the products and services we offer require ZEOX technology and the supply of zeolite minerals. If ZEOX fails to protect its intellectual property and trade secrets from our competitors, if we lose the right to use the ZEOX technology or if ZEOX becomes unable or unwilling to provide us with the amounts of zeolite minerals that we need, then we will likely go out of business and investors will lose their entire investment in our company.

We face intense competition from global organizations that provide water treatment services and products to water processing facilities in China. These firms may use their established positions in China and greater resources to block our efforts to develop our business plan. If this occurs, our business would likely fail and investors would lose their entire investment in our company.

We face intense competition from global organizations that provide water treatment services and products to water processing facilities in China. Many of these firms are well established and possess technical and financial resources far greater than ours. These competitors may use their strengths to block our efforts to develop our business plan and obtain contracts with the major water suppliers in China. If this happens, our business would likely fail and investors would lose their entire investment in our company.

We are engaged in the development and marketing of mineral based products and services. This involves commercial and market risks outside of our control. If the cost of the minerals or processing increases or the supply of the minerals becomes unreliable or insufficient in terms of quality or quantity, we will be unable to operate at full capacity and could go out of business. If this happens, our investors will lose their entire investment in our company.

We are engaged in the development and marketing of mineral based products and services. This involves commercial and market risks outside of our control. If the cost of the minerals or the processing of those minerals increases or the supply of the minerals becomes unreliable or insufficient in terms of quality or quantity, we will be unable to operate at full capacity and could go out of business. If this happens, our investors will lose their entire investment in our company.

All of our products and services are based on the use of zeolite minerals. The price of mineral commodities usually fluctuates widely and is affected by numerous factors beyond our control. These factors include economic, political and market trends, regulatory issues, rates of inflation, interest rates, consumption patterns and decreases in the available quantities of minerals. Any of these factors could negatively affect our business performance and financial health.

Current known and commercially extractable zeolite mineral deposits may not be adequate to supply our business and any other business using zeolites in their processes. If the current zeolite mineral resources become depleted and ZEOX and other mineral resource companies do not find additional and commercially viable resources of zeolites to mine and produce for our use at prices that we and our customers can tolerate, then we will be forced to go out of business and investors will lose their entire investment in our company.

Changes in China’s economic, political and social condition could adversely affect our business, financial condition, results of operations and prospects.

A significant portion of our business operations will be conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected to a significant degree by economic, political and social conditions in China. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.

The PRC government has implemented various measures to encourage, but also to control, economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by changes in tax regulations applicable to us. Furthermore, the PRC government, through the People’s Bank of China, continues to implement interest rate increases to control the pace of economic growth. These measures may cause decreased economic activity in China, which in turn could adversely affect our business, financial condition, results of operations and prospects.

The PRC legal system embodies uncertainties that could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statues. Unlike common law systems, it is a system in which decided legal cases have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign investment in China. Some regulatory requirements issued by certain PRC government authorities may not be consistently applies by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. By way of further example, although required by PRC law, many foreign-invested enterprises, have not historically obtained approvals from the National Development and Reform Commission or its counterparts, or NDRC, before receiving the approval from the Ministry of Commerce or its counterparts for their establishment. The NDRC has recently reiterated its position that the establishment of foreign-invested enterprises is subject to the NDRC’s approval, in addition to any other required PRC government approvals, but the legal consequence for failure to obtain the NDRC approval by those foreign-invested enterprises, is not prescribed under the current PRC law. As a result, these uncertainties together with any development or interpretation of the PRC law that is adverse to us could materially and adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Securities

We do not intend to issue dividends to our shareholders. Our shares may never reach or maintain a price higher than the price investors pay for the shares and investors may never receive a return on their investment in our company.

We do not intend to issue dividends to our shareholders. If we do not issue dividends, the only way for investors to realize a return on their investment in our company would be through the sale of their shares at a price higher than the price they paid for the shares. Our shares may never reach or maintain such a share price and investors may never receive a positive return on their investment in our company.

Our common stock is not liquid and shareholders may be unable to sell their shares.

Our common stock is not now and has never been listed or quoted on any exchange or quotation service. We intend to become quoted on the OTC Bulletin Board but we cannot guarantee that this will happen. There is currently a limited market for our common stock and a liquid market may never develop. If a market for our common stock does not develop, our shareholders may not be able to resell the shares of our common shares that they have purchased and they may lose all of their investment.

INFORMATION WITH RESPECT TO LOGICIAN MINERALS LIMITED AND THE OFFERING

Identity of Directors, Senior Management and Advisors

The directors and senior management of the Company, as at May 26, 2008, are as follows:

Name and Office Held	Business Address	Age	Function	Date commenced in position with the Company
John Wing Fong Gunn, Chief Executive Officer & Director	Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong	57
Build shareholders' value by bringing “green” technology transfers from North America to China and Asia to remediate environmental issues – water, soil and air.

Raise funds to acquire rights to the technologies and to build or invest in the building of a secure supply of materials used in the implementation of such technologies.

Utilize established networks to distribute and market the “green” technologies in China and Asia.
				November 22, 2004
Richard Lee Chief Financial Officer	7773-118 A St., Delta BC, V4C 6V1, Canada	52	Responsible for all internal controls and preparation of financial statements of the Company.	October 15, 2007
Dominic Chung Fu Mak, Director & Treasurer	Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong	58
Responsible for Computerized Accounting Information System, Budgetary Control and Corporate Governance of the Company.

Cash management and treasury function.

Funds Managers and Investors’ relationship.
				February 27, 2007
Anson Chun Lin, Director	Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong	40	Independent director with no management position.	March 6, 2007

Auditors

Our current auditors are GHP Horwath, P.C, whose business address is 1670 Broadway, Suite 3000, Denver, Colorado 80202. GHP Horwath, P.C. are Certified Public Accountants and members of the American Institute of Certified Public Accountants. They were appointed as our auditors on March 12, 2008.

Our former auditors were KPMG, Certified Public Accountants, whose business address is 8th Floor, Prince’s Building, 10 Chater Road, Central, Hong Kong. KPMG are Certified Public Accountants and members of the Hong Kong Institute of Certified Public Accountants. KPMG was initially appointed as our auditors on August 17, 2007 and resigned as our auditors on May 21, 2008.

Corporate Secretary

Our corporate secretary is KCS Limited, whose business address is 8th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong. They were appointed as our Corporate Secretary on July 23, 2007.

Transfer Agent

Our transfer agent is Computershare Hong Kong Investor Services Limited, whose business address is Hopewell Centre, 46th Floor, 183 Queen’s Road East, Wanchai, Hong Kong. They were appointed as our transfer agent on July 26, 2007.

Offer Statistics and Expected Timetable

The 172,332,340 shares of common stock offered by this prospectus are being registered on behalf of the selling shareholders named in this prospectus. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For more information on the sale of the shares by shareholders, please see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus.

The approximate date of proposed sale to the public of the shares of common stock offered by this prospectus is from time to time following the effective date of the registration statement of which this prospectus is a part.

Key Information

On February 18, 2007, we signed an agreement with ZEOX Corporation, a public company quoted on the TSX-Venture under the trading symbol “ZOX”. ZEOX is engaged in the commercialization of certain patented and proprietary zeolite technologies, as well as other business activities. Pursuant to this agreement, we obtained the exclusive Asian rights to use, market, distribute, sell, sub-license and commercially exploit all present and future Advanced Zeolite Technologies possessed by ZEOX. In exchange, we allotted and issued 100,000,000 of our common shares to ZEOX. ZEOX is now a 19% shareholder in our company. In addition, we agreed to pay a 10% royalty on all revenues we derive from sales in Asia using products or services using the Advanced Zeolite Technologies.

On March 26, 2007, we acquired 3,335,000 units of the securities of ZEOX. Each unit contained one common share and one common share purchase warrant. On July 26, 2007, we exercised all the share purchase warrants and acquired an additional 3,335,000 shares of ZEOX. On July 20, 2007, we acquired a further 700,000 units of the securities of ZEOX. Each unit contained one common share and one half share purchase warrants. The expiry date of the 350,000 warrants has been extended to July 19, 2008. The proceeds of our investment in ZEOX were used to capitalize mining and processing infrastructure that accrues to the benefit of our Asian business model.

We also acquired a further 245,800 shares in the common stock of ZEOX in the open market between July 20, 2007 and August 7, 2007. As of the date of this prospectus, we hold 7,615,800 shares of ZEOX which represents a 14% equity interest.

On October 22, 2007, we acquired a 25% interest in Nanostructured Minerals Corporation, a subsidiary of ZEOX Corporation.

Selected Financial Information

Our year-end is December 31. The following tables set forth our selected financial data. You should read the following selected financial data in conjunction with the section “Operating and Financial Review and Prospects” and our financial statements and related notes included elsewhere in this prospectus. Our financial statements have been prepared in accordance with IFRS, as adopted by the International Accounting Standards Board. The following financial data is selected audited and unaudited information for the Company for the operating results of the last two three month periods ended March 31, 2008 and the last two fiscal years ended December 31, 2007:

Statements of Operations Data:

	Three months ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)	(unaudited)
Operating Loss (all administrative expenses)	$(203,747)	$(93,628)	$(960,838)	$(131,061)
Profit/(loss) for the period/year	(494,360)	(93,598)	8,263,121	(131,061)
Operating loss before changes in working capital	(244,068)	(77,924)	(593,812)	(130,925)
Income tax	Nil	Nil	Nil	Nil
Basic and diluted earning/(loss) per share	*	*	0.02	(0.02)

Balance Sheet Data:

		March 31,		December 31
		2008		2007		2006
		(unaudited)
Current Assets		$2,066,221		$2,613,199		$272
Current Liabilities		84,765		201,392		253,764
Net current assets/(liabilities)(1)		1,981,456		2,411,807		(253,492)
Net assets (liabilities)		16,015,828		22,615,223		(253,492)
Total equity/(deficiency)		$16,015,828		$22,615,223		$(253,492)

Long term debt	$	Nil	$	Nil	$	Nil
Share Capital		$6,704		$6,704		$3,217
Cash dividends declared per share		Nil		Nil		Nil
Weighted average number of Common shares		522,332,340		421,217,736		6,849,315
Number of common shares issued and outstanding comment 15		522,332,340		522,332,340		250,000,000

*	Less than ($0.01) per share.
(1)	Also known as working capital (deficit)

Exchange Rate

Our audited and unaudited financial statements are prepared in Hong Kong dollars and United States dollars. The exchange rate between Hong Kong dollars and United States dollars is set forth below. All of the information below regarding exchange rates was obtained from the Federal Reserve Bank of New York, as posted for the applicable dates at www.ny.frb.org. As of noon on May 26, 2008, the exchange rate for the conversion of one United States dollar into Hong Kong dollars, which is our financial reporting currency, was $7.806.

The high and low exchange rates for the conversion of one United States dollar into Hong Kong dollars during the previous six months are as follows:

Month	High Exchange Rate	Low Exchange Rate
April 2008	7.7963	7.7863
March 2008	7.7897	7.7642
February 2008	7.8012	7.7807
January 2008	7.8107	7.7961
December 2007	7.8073	7.7879
November 2007	7.7890	7.7573

The table below shows the average exchange rate for the conversion of one Hong Kong dollar into one United States dollar for the two most recent fiscal years and the subsequent interim period. The average exchange rate is calculated by using the average of the exchange rates on the last day of each month during the period.

	Three Months Ended	Year Ended
	March 31	December 31
	2008	2007	2006
Average for period	7.7949	7.8019	7.7684

Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of March 31, 2008, and for December 31, 2007 and 2006. Amounts are presented in accordance with IFRS and are stated in United States dollars.

		Since Inception to
		March 31,		December 31,
		2008		2007		2006
		(unaudited)
Contributed Surplus:
Other revenue		$45,351		$35,496	$	Nil
Other gains (and losses)		8,903,853		9,188,380		Nil
Share of profit/(loss) in associate		(15,858)		83		Nil
Share premium arising from the issue of shares		10,193,715		10,193,715		Nil
Total Contributed Surplus		$19,127,061		$19,417,674	$	Nil

Cash and cash equivalents		$1,921,227		$2,271,274		$272

Paid in capital		10,200,419		10,200,419		3,216

Reserves		16,009,124		22,608,519		(256,709)

Total equity		16,015,828		22,615,223		(253,492)

Indebtedness	$	Nil	$	Nil	$	Nil

Reasons for the Offer and Use of Proceeds

The Offering

This prospectus relates to the resale by certain selling shareholders named in this prospectus of up to 172,332,340 shares of our common stock. The offered shares were acquired by the selling shareholders pursuant to various private placements. All of these transactions were exempt from the registration requirements of the Securities Act of 1933, pursuant to the provisions of Rule 903 of Regulation S, Section 4(6) and/or Section 4(2) of the Securities Act of 1933, as applicable. For details of these transactions see the section entitled "Liquidity and Capital Resources" beginning on page 20 of this prospectus.

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholder.

Our common stock is not now nor has it ever been traded on any exchange or listed on any quotation service. We will seek to have our shares of common stock quoted on the OTC Bulletin Board once our registration statement has been declared effective by the SEC. We cannot predict when, if ever, we will obtain such a quotation. There is no public trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Use of Proceeds

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part. Our company estimates that the total costs that will be incurred by our company in connection with this prospectus and the registration statement of which this prospectus forms a part will be approximately $363,678.

Information on Logician Minerals Limited

History and Development

We are a Hong Kong corporation incorporated under the Companies Ordinance of Hong Kong on November 8, 2004 under the name Logician Technologies Asia Limited. On March 29, 2007, we changed our name to Logician Minerals Limited. We are an early stage development company that is engaged in the business of marketing and distributing technological processes and products engineered for the remediation of polluted water in Asia. Our products utilize the unique attributes of a non-metallic industrial mineral known as “chabazite” that is a high purity, high performance member of mineral species known as zeolites. Chabazite is relatively rare compared to other zeolites and has unique properties that provide powerful catalysts and molecular sieves required for materials management in chemical processing. They are particularly effective in processing clean potable water from contaminated water sources. We anticipate that our initial markets will be located in China where we intend to distribute our first technology products to water treatment facilities within China.

We were incorporated with an authorized capital of 1,000,000 ordinary shares with a par value of HK$0.0001 each. On incorporation, one share was issued and fully paid for cash at par value as our initial capital. The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets. By a written resolution passed on December 20, 2006, the Company’s authorized share capital increased to HK$1,000,000 by the creation of an additional 9,900,000,000 ordinary shares with a par value of HK$0.0001 each.

We have had several key milestones in our early development. On February 18, 2007, we entered an agreement with ZEOX Corporation, a public company quoted on the TSX-Venture Exchange under the trading symbol “ZOX”. ZEOX is engaged in the commercialization of certain patented and proprietary zeolite technologies, as well as other business activities. Pursuant to this agreement, we obtained the exclusive Asian rights to use, market, distribute, sell, sub-license and commercially exploit all present and future Advanced Zeolite Technologies possessed by ZEOX. In exchange, we allotted and issued 100,000,000 of our common shares to ZEOX which represents a 19% shareholder stake in our company. Under the terms of the agreement with ZEOX we agreed to pay a 10% royalty on all revenues we derive from sales in Asia using products or services using the Advanced Zeolite Technologies.

Business Overview

Our business is dependent on our relationship with ZEOX Corporation. Our exclusive agreement covers the Asian territory which includes China and India. We have rights to all ZEOX technology past, present and future and commercial scale supplies of chabazite as required. We have not yet installed our products in any water treatment facilities in China.

We expect to generate revenues from technology license fees, consulting services, process installation and zeolite sales related to our potential industrial products. Our business is not seasonal in nature. We do not expect the demand for our products or our ability to supply them to vary in a material way due to the time of year.

For more information on our “Advanced Zeolite Technologies Market Development Agreement” with ZEOX, see page 14 of this document. The Agreement is attached as an exhibit to the registration form we have filed with the SEC of which this prospectus forms a part.

Our Potential Product

Our primary focus is to install our first product offering in water treatment facilities in China. Our goal is to deliver economically feasible, efficient and effective water treatment technology to clean contaminated water throughout China.

The water remediation technology being offered is well researched and we believe it to be a proven and sustainable process for use in water treatment facilities. In our product offerings, we intend to use several products and processes that have received the NSF/ANSI 60 rating for potable water.

The NSF/ANSI 60 rating is a voluntary American standard that has been developed and is administered by NSF International, the “Public Health and Safety Company™”. NSF is a not-for-profit, non-governmental organization and is a world leader in standards development, product certification, education, and risk-management for public health and safety. NSF is accredited by the American National Standards Institute (ANSI) to develop American National Standards. NSF sets standards relating to public health, safety, and protection of the environment. NSF develops national standards, focusing on standards relating to food, water, indoor air, and the environment and provides third-party conformity assessment services.

Our potential product for water treatment facilities is designed to be retrofitted into the outflow of current water treatment facilities. The process will use a formulation that is a combination of minerals, an oxidant and a metal salt. The minerals will be added to an oxidant mixture at a level of approximately three parts per million. The oxidant will be a liquid, for example hydrogen peroxide. The metal salt will be added to be used as a coagulant and catalyst in the mixture. The result is a highly effective formulation through which polluted water will be filtered. We believe this will prove to be an economical method to remove pollutants from water. Furthermore, we believe that this formulation is environmentally safe during and after use.

We foresee many advantages to the use of our potential product in China, including:

  Improved economics;
  Ease and expense of installation;
  Ease of operation;
  Extends life of current equipment;
  Removal of many problematic contaminants;
  No disinfectant by-products;
  Produces no hazardous waste;
  Environmentally safe;

Raw Material Suppliers

The key ingredient in all of our potential products is Chabazite - a high purity, high performance zeolite. Our licensed intellectual property rights are targeted at emerging industry segments dealing with the remediation of polluted water, soil and air with applications extending to cement applications in oil field supply, construction and mining. High purity zeolites have numerous applications as catalysts and molecular sieves because they economically enhance materials management in numerous applications.

While many well established commercial products and processes use zeolites for catalysts or molecular sieves, many molecular sieves are produced synthetically, which makes them very expensive in relation to natural source zeolites and, therefore, do not create economic solutions to large-scale water pollution. We intend to use natural source zeolites instead of manufactured zeolites as the key competitive advantage. While natural zeolites may be less expensive than synthetic, the price of zeolites may become volatile and rise sharply if our products and products like ours become very popular or the amount of commercially-recoverable zeolites diminishes.

We hold a 25% ownership interest in Nanostructured Minerals Corporation, a subsidiary of ZEOX Corporation that is preparing to engage in the repair of a plant site of a sodium sulphate mine in Saskatchewan, Canada, for future production. The shares that we own in Nanostructured Minerals are common shares with one vote allowed per share in any vote of the shareholders of common stock.

We own 7,615,800 shares of ZEOX, which represents 14% of the issued and outstanding shares of ZEOX. ZEOX is engaged in the commercialization of certain patented and proprietary zeolite technologies, as well as other business activities. Our shareholdings in ZEOX entitle us to voting interests. By agreement we have access to technologies and raw materials necessary to advance our business model.

We are solely dependent on the supply of Chabazite available to us through our association with ZEOX. If ZEOX becomes unable or unwilling to provide us with the amount of Chabazite we need to offer our potential product to an adequate number of customers we may not be able to ever achieve or sustain profitable operations.

Patents and Licenses

Our business is dependent on our relationship with ZEOX Corporation. We have an exclusive agreement covering the Asian territory with ZEOX for the rights to their technology and commercial scale provision of chabazite as required. If our relationship with ZEOX were to end for any reason or ZEOX were to lose the right to license to us its technology, we might not be able to continue to offer our products and we might never achieve or sustain profitable operations.

The Advanced Zeolite Technologies Market Development Agreement

On February 18, 2007, we entered into the Advanced Zeolite Technologies Market Development Agreement with ZEOX Corporation, a company listed on the TSX Venture Exchange. Pursuant to the Agreement, ZEOX granted us the right to use, market, distribute, sell, grant sub-licenses to clients to use the Advanced Zeolite Technologies and commercially exploit those technologies in Asia, of which the useful life is estimated to be 10 years. ZEOX further agreed to expend a minimum of CDN$200,000 to develop the Asian market and infrastructure. In consideration, we issued 100,000,000 ordinary shares to ZEOX on February 19, 2007. In addition, we agreed to pay a 10% royalty on all revenues derived from our future sales into the Asian markets utilising the Technologies.

Also pursuant to our agreement with ZEOX, we purchased 3,335,000 units of the common stock of ZEOX at a price of CDN$0.30 per unit (each consisting of one common share of ZEOX and one common share purchase warrant.) In July 2007, we obtained an additional 3,335,000 shares of ZEOX through the exercise of the common share purchase warrants at a price of CDN$0.39 per share. In total, in connection with the agreement, we purchased 6,670,000 shares in the common stock of ZEOX for CDN$2,301,150.

Competitive Advantages

We may face intense competition from other companies that provide water treatment services and products to water processing facilities in China. Many of these firms are well established and possess technical and financial resources far greater than we do.

Our management believes, however, that the benefits and advantages of our potential products are compelling and that our potential products, once they are proven to work in China, will have a competitive advantage over other water treatment applications available in China. We intend to develop a product that will offer the following benefits and advantages over other water treatment products that can achieve a similar result:

  Lower cost to install and operate;
  Does not create or leave dangerous or hazardous waste;
  Shorter time required to install and implement;
  Easier to install;
  Retrofits into existing plants and equipment; and,
  No odor in water output.

The basis for these statements regarding our competitive position is our beliefs after comparing the cost, operation and results of the water treatment options currently in use in China and to the cost, operation and results our own products.

Organizational Structure

As of the date of this prospectus, we have no directly or indirectly owned subsidiaries. We are, however, associated with two companies: ZEOX Corporation and Nanostructured Minerals Corporation, a subsidiary of ZEOX Corporation. We own 14% of the issued and outstanding common shares of ZEOX Corporation and 25% of the issued and outstanding common shares of Nanostructured Minerals Corporation. The following table shows details of our investment in these companies:

Associated Company	Investment Date	Our Shareholdings (as Percentage of Issued and Outstanding Common Shares)
ZEOX Corporation	March 26, 2007 to August 7, 2007	14%
Nanostructured Minerals Corporation	October 22, 2007	25%

ZEOX Corporation also owns 19.145% of our issued and outstanding shares. VP Bank (Switzerland) Ltd. owns 7.419% of our issued and outstanding shares. We do not have any agreements or arrangements with VP Bank.

Property, Plants and Equipment

We currently rent office space located at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong for the amount of $372 per month. Our lease agreement is attached as an exhibit to the registration statement we have filed with the SEC and is paid on a month to month basis and is terminable by either party upon one month’s written notice.

Plan of Operations

Over the next twelve months, we intend to negotiate and complete an arrangement with a water treatment facility in China for our first pilot project. Once established, we intend to work with that facility to develop the specific hardware and process requirements that will be needed for that particular plant. Then, we intend to operate the water purification treatment and test the results. We estimate that we will reach an agreement for the installation of the pilot project in the summer of 2008 and will begin operations of the pilot project process in the fall or winter of 2008.

Based on the results of the pilot project, we intend to seek customers for the installation and use of our potential product. After we have developed our water purification process to a satisfactory level, we intend also to focus on the use of similar technology for use in removing pollutants from soil.

Operating and Financial Review and Prospects

The information in this section is presented in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board, and has not been reconciled to United States generally accepted accounting principles. The following discussion of our financial condition and results of operations for the two fiscal years ended December 31, 2007 and 2006 as well as our financial condition and results of operations for the two periods ended March 31, 2008 and 2007. The following discussion should be read in conjunction with our audited and unaudited financial statements, related notes and other financial information included elsewhere in this prospectus.

Overview

We are a Hong Kong corporation incorporated on November 8, 2004. We are an early stage development company that is engaged in the business of marketing and distributing technological processes and products engineered for the remediation of polluted water in Asia. Our products utilize the unique attributes of a non-metallic industrial mineral known as “chabazite” that is a high purity, high performance member of mineral species known as zeolites. Chabazite is relatively rare form of zeolite and has unique properties that provide powerful catalysts and molecular sieves required for materials management in chemical processing. They are particularly effective in processing clean potable water from contaminated water sources. Our initial markets are located in China where we intend to distribute our first technology products to water treatment facilities within China. Our business is dependent on our relationship with a North American company called ZEOX Corporation. We have an exclusive agreement covering the Asian territory with ZEOX for the rights to their technology and commercial scale provision of chabazite as required. We have not yet installed our products in any water treatment facilities in China.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with International Financial Reporting Standards or IFRS, as issued by the International Accounting Standards Board. IFRS differs in some respects from accounting principles generally accepted in the United States of America, otherwise known as U.S. GAAP. The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and judgments are subject to an inherent degree of uncertainty and actual results may differ. Our significant accounting policies are more fully described in Note 2 to our financial statements included elsewhere in this prospectus. Certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. Those estimates are based on our historical experience, the terms of existing contracts, our observance of trends in our industry, information provided by our customers and information available from other outside sources, as appropriate. Our estimates are guided by observing the following critical accounting policies:

Investments in debt and equity securities

Investments in securities, being those held for non-trading purposes, are classified as available-for-sale securities and are initially recognized at fair value plus transaction costs. At each balance sheet date the fair value is remeasured, with any resultant gain or loss being recognized directly in equity in the fair value reserve, except for impairment losses and, in the case of monetary items such as debt securities, foreign exchange gains and losses which are recognized directly in profit or loss. Where these investments are interest-bearing, interest calculated using the effective interest method is recognized in profit or loss. When these investments are derecognized, the cumulative gain or loss previously recognized directly in equity is recognized in profit or loss.

Investments are recognized/derecognized on the date the Company commits to purchase/sell the investments or they expire.

Available-for-sale securities are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such evidence exists, any impairment loss is determined and recognized. When available-for-sale securities are impaired, the cumulative loss that had been recognized directly in equity is removed from equity and is recognized in profit or loss. The amount of the cumulative loss that is recognized in profit or loss is the difference between the acquisition cost (net of any principal repayment and amortization) and current fair value, less any impairment loss on that asset previously recognized in profit or loss.

Impairment losses recognized in profit or loss in respect of available-for-sale equity securities are not reversed through profit or loss. Any subsequent increase in the fair value of such assets is recognized directly in equity.

Management does not believe there has been any impairment in the Company’s investments at December 31, 2007.

Derivative financial instruments

Derivative financial instruments are recognized initially at fair value and attributable transaction costs are recognized in profit or loss when incurred. At each balance sheet date the derivatives are measured at fair value, and the gain or loss on re-measurement to fair value is charged immediately to profit or loss.

Translation of foreign currencies

The financial statements of the Company are presented in the currency of the primary economic environment in which the Company operates (its functional currency). For the purpose of the financial statements, the results and financial position of the Company are expressed in United States dollars, which is the functional currency of the Company.

In preparing the financial statements of the Company, foreign currency transactions are translated into United States dollars at the rates of exchange prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the balance sheet date.

Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in the profit and loss account for the year. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the year except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognized directly in equity. For such non-monetary items, any exchange component of that gain or loss is also recognized directly in equity.

Related Parties

For the purposes of these financial statements, a party is considered to be related to the Company if:

(i)

the party has the ability, directly or indirectly through one or more intermediaries, to control the Company or exercise significant influence over the Company in making financial and operating policy decisions, or has joint control over the Company;

(ii)	the Company and the party are subject to common control;
(iii)	the party is a subsidiary, an associate of the Company or a joint venture in which the Company is a venturer;
(iv)

the party is a member of key management personnel of the Company or the Company’s parent, or a close family member of such an individual, or is an entity under the control, joint control or significant influence of such individuals;

(v)	the party is a close family member of a party referred to in (i) or is an entity under the control, joint control or significant influence of such individuals; or
(vi)	the party is a post-employment benefit plan which is for the benefit of employees of the Company or of any entity that is a related party of the Company.

Close family members of an individual are those family members who may be expected to influence, or be influenced by, that individual in their dealings with the entity.

Management fees paid and payable to related companies controlled by directors during the year ended December 31, 2007 were $230,713. For the year ended December 31, 2006, management fees paid and payable to related companies controlled by directors was $115,854. For the year ended December 31, 2005, management fees paid and payable to related companies controlled by directors was $107,998.

Comparison of Period to Period Results of Operations – Fiscal Years ended December 31, 2007 and December 31, 2006

Administrative Expenses

Our administrative expenses increased by $829,777, or 633%, to $960,838 for the year ended December 31, 2007 from $131,061 for the year ended December 31, 2006. The dramatic cost escalation is indicative of a company transitioning from inception to the design and implementation of a commercial business model. Expenses include professional fees for legal counsel, audit services, corporate finance and general administrative obligations. This investment has given us access to capital resources to allow us to gain momentum in the development of a viable business strategy including an investment in ZEOX that has provided above average rates of return on behalf of our shareholders.

Other Gains

For the year ended December 31, 2007, we recorded gains in the amount of $9,188,380 that were not experienced during the year ended December 31, 2006. The gains are mainly from finance income, including gain on remeasurement of derivative financial instruments to fair value, based on investment in ZEOX Corporation. These gains represent the growth in value of our investments made in the operational infrastructure that will service future operations.

Other Revenue

For the year ended December 31, 2007, we had other revenue of $35,496 from Nil for the year ended December 31, 2006. This is interest from cash on deposit in bank accounts.

Profitability

Our profit for the year ended December 31, 2007 was $8,263,121 compared to a loss of $131,061 for the year ended December 31, 2006. Our increase in profitability was not related to changes in our prices or in the volume of our products and services sold or the introduction of new products and services.

Operating activities

We used net cash of $746,380 in operating activities for the year ended December 31, 2007 compared to the $2,944 net cash that we used for the year ended December 31, 2006. This represents the net cash outflow to fund operating activities, which were mainly private placements and initial marketing research for the relevant year. The total administrative expenses is adjusted for non-cash items (e.g. amortization of intangible assets) and non-operating items. (e.g. finance income, gain on foreign currency contract and interest income etc). The net cash we used on operating activities increased in proportion to our increase in operations.

Comparison of Period to Period Results of Operations – Three Months Ended March 31, 2008 and March 31, 2007

Administrative Expenses

Our administrative expenses increased by $110,119, or approximately 118%, to $203,747 for the three months ended March 31, 2008 from $93,628 for the three months ended March 31, 2007. The increase in these costs reflects our transition from inception to the design and implementation of our commercial business model. Expenses include professional fees for legal counsel, audit services, corporate finance and general administrative obligations. This investment has given us access to capital resources to allow us to gain momentum in the development of a viable business strategy including an investment in ZEOX that has provided above average rates of return on behalf of our shareholders.

Other Losses

For the three months ended March 31, 2008, we recorded other losses in the amount of $284,527 that were not experienced during the three months ended March 31, 2007. This loss is from our loss on remeasurement of derivative financial instruments to fair value, based on investment in ZEOX Corporation, and other exchange loss. These gains represent the growth in value of our investments made in the operational infrastructure that will service future operations.

Other Revenue

For the three months ended March 31, 2008, we had other revenue of $9,855 from $30 for the three months ended March 31, 2007. This is interest from cash on deposit in bank accounts.

Loss for the period

Our loss for the period for the three months ended March 31, 2008 was $494,360 compared to a loss of $93,598 for the three months ended March 31, 2007. The increase in our loss was not related to changes in the prices of our products and services or in the volume of our products and services sold or the introduction of new products and services.

Operating activities

The $359,848 net cash used in operating activities for the three month period ended March 31, 2008 is the total administrative expenses adjusted for non-cash items (e.g. amortization of intangible assets) and non-operating items. (e.g. gain on foreign currency contract and interest income etc).

Liquidity and Capital Resources

To date our operations have been funded through new equity issues.

At December 31, 2007

As of December 31, 2007 we had $2,271,274 in cash and cash equivalents of which an aggregate of $1,470,327 was cash on deposit with banks and $800,947 held in other financial institutions. Included in cash and cash equivalents are amounts of CDN$570,989 and HKD$13,221,178 denominated in a currency other than the company’s functional currency respectively. Our working capital was $2,411,807 at December 31, 2007 compared to a working capital deficiency of $253,492 at December 31, 2006.

At March 31, 2008

At March 31, 2008, the Company had cash and cash equivalents in the amount of $1,921,227, of which an aggregate of $1,632,739 was cash on deposit with banks and $288,488 held in other financial institutions or in hand. Included in cash and cash equivalents was $1,921,604 CDN and $320,661 HKD. Our working capital was $1,981,456 at March 31, 2008.

Based on our current business plan, we believe that we will require approximately $1.65 million for working capital and capital expenditures through to September, 2009.

Based on the Company’s financial position at March 31, 2008, our working capital is sufficient to meet our near-term cash requirements to create and validate our business capability, market development initiatives and product distribution infrastructure in the foreseeable future.

We have created relationships with the investment community to improve our access to additional new venture capital. Our ambition is to provide methods to realize a more accurate reflection of the value of our business model while providing valuable services to our shareholders in terms of liquidity and valuation. We cannot ensure that we will be successful in this activity.

As we have not yet earned revenues and expect to incur further expenses and experience losses in carrying out our business plan, we will require additional financing. To obtain this additional financing, we intend to sell additional shares of our common stock or arrange debt financing; to the extent it is available.

Recent Accounting Pronouncements

The following are IFRS and IFRIC interpretations have been issued recently:

(1)	IAS1 — Puttable Financial Instruments:

This amendment to IAS requires disclosure of certain information relating to puttable instruments classified as equity.

(2)	IAS 1 (Revised), Presentation of Financial Statements:

IAS 1 (Revised) requires entities to present a separate statement of comprehensive income disclosing, other than the net income as stated in the income statement, all the items carried in the reported period directly to equity that do not derive from transactions with the shareholders in their capacity as shareholders (other comprehensive income) such as foreign currency translation adjustments of foreign operations, reclassification of fair value to available-for-sale financial assets, adjustments to revaluation reserve of fixed assets and such, while properly allocated between us and the minority interests.

Alternatively, the items of other comprehensive income may be disclosed along with the items of the income statement in one single statement entitled statement of comprehensive income. Only the items carried to equity deriving from transactions with the shareholders in their capacity as shareholders (such as capital issuances, dividend distribution etc.) will be disclosed in the statement of changes in equity as will the summary line carried forward from the statement of comprehensive income, while properly allocated between us and the minority interests. IAS 1 (Revised) is effective for annual financial statements for periods commencing on January 1, 2009 with early adoption permitted. The effect of the adoption of IAS 1 (Revised) will require us to disclose the above items in our financial statements;

(3)	IAS 23 (Revised) Borrowing Costs:

IAS 23 has been revised to require capitalization of borrowing costs when such costs are directly attributable to the acquisition, construction or production of a qualifying asset. We estimate that the revised standard will not have a material effect on our financial position, operating results and cash flows.

(4)	IFRS 3 (Revised) Business Combinations and IAS 27 (Revised) Consolidated and Separate Financial Statements:

The revised standards were issued in January 2008 and become effective for financial years beginning on or after July 1, 2009. IFRS 3R introduces a number of changes in the accounting for business combinations that will impact the amount of goodwill recognized, the reported results in the period that an acquisition occurs, and future reported results. IAS 27R requires that a change in the ownership interest of a subsidiary is accounted for as an equity transaction. Therefore, such a change will have no impact on goodwill, nor will it give rise to a gain or loss. Furthermore, the amended standard changes the accounting for losses incurred by the subsidiary as well as the loss of control of a subsidiary. The changes introduced by IFRS 3R and IAS 27R must be applied prospectively and will affect future acquisitions and transactions with minority interests with no effect on our financial statements; and

(5)	IAS 32 (Amendment) Puttable Financial Instruments:

Amendment to IAS32 requires certain puttable financial instruments and obligations arising on liquidation to be classified as equity if certain criteria are met.

(6)	IFRS 2 (Revised) Share-based Payment:

The amendment to IFRS 2 Share-based Payments was published in January 2008 and becomes effective for financial years beginning on or after January 1, 2009. IFRS 2 restricts the definition of “vesting condition” to a condition that includes an explicit or implicit requirement to provide services. Any other conditions are non-vesting conditions, which have to be taken into account to determine the fair value of the equity instruments granted. In the case that the award does not vest as the result of a failure to meet a non-vesting condition that is within the control of either the entity or the counterparty, this must be accounted for as a cancellation. We estimate that the revised standard will not have a material effect on our financial position, operating results and cash flows.

(7)	IFRS 8 Operating Segments:

IFRS 8 Operating Segments was issued in November 2006 and is effective for accounting periods beginning on or after January 1, 2009. IFRS 8 requires entities to disclose segment information based on the information reviewed by the entity’s chief operating decision maker. We have determined that the operating segments disclosed in IFRS 8 will be the same as the business segment disclosed under IAS 14. As this is a disclosure standard, it will have no impact on our financial position or financial performance when implemented in 2009.

(8)	IFRIC – Int 13 Customer Loyalty Programmes:

IFRIC – Int 13 requires that loyalty award credits granted to customers as part of a sales transaction are accounted for as a separate component of the sales transaction. The consideration received in the sales transaction is allocated between the loyalty award credits and other components of the sale. The amount allocated to the loyalty award credits is determined by reference to their fair value and is deferred until the awards are redeemed or the liability is otherwise extinguished.

Research and Development

We do not currently have a policy regarding research and development and have not spent any money on research and development since inception (November 8, 2004).

Trend Information

We are not aware of any trend, commitment, event or uncertainty that can reasonably be expected to have a material effect on our current or future business including financial condition or results of operations.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. In addition, we have no unconsolidated special purpose financing or partnership entities that are likely to create material contingent obligations.

Contractual Obligations

The following table of our material contractual and other obligations known to us as of December 31, 2007 summarizes the aggregate effect that these obligations are expected to have on our cash flows in the periods indicated:

Contractual and Other Obligations	Total	Less than 1 year	1-3 years	3-5 years	more than 5 years
(In Thousands)
Long-Term Debt Obligations	Nil	Nil	Nil	Nil	Nil
Capital (Finance) Lease Obligations	Nil	Nil	Nil	Nil	Nil
Operating Lease Obligations	Nil	Nil	Nil	Nil	Nil
Purchase Obligations	Nil	Nil	Nil	Nil	Nil
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under IFRS	Nil	Nil	Nil	Nil	Nil
Total	Nil	Nil	Nil	Nil	Nil

Quantitative and Qualitative Disclosures about Market Risk, Rate Fluctuation and Foreign Currency

Foreign Exchange Risk

The RMB currently is not a freely convertible currency. Under the existing foreign exchange regulations in the PRC, we may undertake current account foreign exchange transactions, including the payment of dividends, without prior approval from the State Administration for Foreign Exchange, referred to as “SAFE”, by producing commercial documents evidencing such transactions, provided that they are processed through Chinese banks licensed to engage in foreign currency transactions. The PRC government has stated publicly that it intends to make the RMB freely convertible in the future. However, uncertainty exists as to whether the PRC government may restrict access to foreign currency for current account transactions if foreign currency becomes scarce in the PRC.

Foreign exchange transactions under capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to limitations and require the prior approval of the SAFE. These limitations could affect our ability to obtain foreign currency through debt financing or to obtain foreign currency for capital expenditures. If due to these limitations on foreign exchange we cannot obtain the required foreign currency in a timely manner, our business, financial condition and results of operations could be adversely affected.

China allows Foreign-Invested Enterprises, referred to as “FIEs”, and enterprises issuing shares offshore to remit their profits, dividends and bonuses out of the country. Such remittances do not require the prior approval of the SAFE. The enterprises, by presenting the necessary documents, can make the remittance directly through the bank, which will report details of the remittance to the local foreign exchange administration.

In accordance with the Notice on Issues Concerning the Remittance of Profits, Dividends and Bonuses by Designated Banks, the SAFE is authorized to carry out random check of remittances amounting to a value equivalent to US$100,000 or more, or remittances deemed suspicious, to determine their authenticity.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar and began allowing modest appreciation of the Renminbi versus the U.S. dollar. However, the Renminbi is restricted to a rise or fall of no more than 0.5% per day versus the U.S. dollar, and the People’s Bank of China continues to intervene in the foreign exchange market to prevent significant short-term fluctuations in the Renminbi exchange rate. Nevertheless, under China’s current exchange rate regime, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. The Renminbi appreciated 13.5% versus the U.S. dollar from July 21, 2005 to December 31, 2007. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant appreciation in the value of the Renminbi against the U.S. dollar.

Fluctuations in exchange rates directly affect our cost of revenues and net income, and have a significant impact on fluctuations in our operating margins. Fluctuations in exchange rates also affect our balance sheet. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount that we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of paying dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the corresponding U.S. dollar amount available to us. We do not currently have material transactional currency exposures since we have not commenced commercial operations as at March 31, 2008.

We are developing our operations in North America with Canadian dollar investments through our collaborative agreement with ZEOX Corporation. With regard to Canadian investment requirements, we mitigate the effect of its balance sheet currency exposure by purchasing foreign exchange contracts in Canadian dollars or conversion of its surplus cash into Canadian dollars. Almost all investments in Canadian operations are hedged in this way. With regards to US dollars, since the Hong Kong dollar and U.S. dollar exchange rates are linked, there is limited balance sheet currency exposure. An analysis on our sensitivity to a 5% fluctuation in the exchange rate between CDN$ and US$ was performed. See Notes to financial statements 16(b) on page 23 of review of financial statements dated March 31, 2008.

An analysis on the Company’s sensitivity to a 5% fluctuation in the exchange rate between CDN$ and US$ was performed assuming that the change in the exchange rate had occurred at the balance sheet date. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in exchange rate of CDN$ against US$. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates. Where CDN$ strengthens against US$ by 5%, the Company’s profit for the period and fair value reserve will be increased by approximately $96,283 (2007: $46,077) and $607,257 (2007: $912,903) respectively. For a weakening of CDN$ against US$, there would be an equal and opposite impact on the net profit and fair value reserve. The analysis is performed on the same basis for the year ended December 31, 2007.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash invested in liquid investments with original maturities of three months or less. As of March 31, 2008, our total excess cash amounted to approximately $1.9 million, of which $288,488 bears interest at variable rates of 2.00 -2.75% per annum, exposing the Company to cash flow interest-rate risk and $1,632,739 bears interest at a fixed rate of 3.3% per annum, exposing the Company to fair value interest-rate risk. A 1.0% decrease in each applicable interest rate would result in an immaterial impact on the loss for the three months ended March 31, 2008. We have not used any derivative financial instruments to manage our interest risk exposure. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed, nor do we anticipate being exposed, to material risks due to changes in interest rates. However, our future interest income may be lower than expected due to changes in market interest rates.

Inflation

Inflation in China has not materially impacted our results of operations in recent years. According to the National Bureau of Statistics of China, the change of consumer price index in China was 1.8%, 1.5% and 4.8% in 2005, 2006 and 2007, respectively.

Directors, Senior Management and Employees

Directors and Senior Management

John Wing Fong Gunn has been our Chief Executive Officer and Director since November 2004. Mr. Gunn received his Bachelor of Commerce from the University of British Columbia in 1974, majoring in Financing and Accounting. He articled with Touche Ross & Co., Chartered Accountants beginning in 1974 and became a Chartered Accountant in 1976. From 1980 to 2004, Mr. Gunn was a consultant for SFG Enterprises Ltd., where he managed various business projects.

Mr. Gunn has been an officer in the following public companies, which were but are no longer listed on the TSX Venture Exchange (or its predecessor entity):

Company	Position	Dates (from - to)
IVS Intelligent Vehicles Systems Inc.	Chief Financial Officer	February 1998 - August 1998
Pender Capital Corp.	Secretary/Treasurer	April 1997 - January 1998
Olds Industries Inc.	Secretary/Treasurer	August 1993 - October 1995
China Sea Resources Ltd.	Secretary/Treasurer	March 1986 - December 1987

Mr. Gunn has been a director in the following public companies, which were but are no longer listed on the TSX Venture Exchange (or its predecessor entity):

Company	Dates (from - to)	Former Exchange of Quotation System
Media Videotex Corp.	March 1984 - January 1986	VSE
Etta Resources Ltd.	July 1980 - January 1986	VSE
Ber Resources Ltd.	May 1980 - October 1985	VSE
Rampage Resources Ltd.	March 1980 - August 1984	VSE
Balance Resources Ltd.	February 1980 - July 1984	VSE
Tiffany Resources Ltd.	January 1980 - June 1984	VSE
Eden Resources Ltd.	December 1979 - March 1983	VSE

Dominic Chung Fu Mak has been our Treasurer and Director since February 2007. Mr. Mak graduated with the Diploma in Management Studies (Major in Finance) from the Hong Kong Polytechnic University in 1985. He completed the Certified General Accountants programme from University of British Columbia in Canada in 1988 and is a member of the Certified General Accountants Association of Canada and the Certified General Accountants Association of British Columbia.

From 1989 to 1991, Mr. Mak was the sole proprietor of Dominic Mak & Company, CGA, public accounting firm, offering professional auditing, management consulting and accounting services in Vancouver, British Columbia, Canada. Mr. Mak is a fellow of the Association of Chartered Certified Accountants of England, an International Affiliate of Hong Kong Institute of Certified Public Accountants and currently an active Certified Public Accountant of the USA. Mr. Mak has over 25 years of experience in international accounting professional services, specializing in strategy, operations, risk management, organizational transformation and leadership development.

Since 2001, Mr. Mak has been worked in business strategy, advising on corporate finance and merger & acquisition activities of Alluck Commercial Network Company Limited in Hong Kong.

Mr. Mak has no experience as a director or officer of a public company.

Mr. Mak also is or has been a director and/or officer in the following private companies:

Company and Description	Position	Dates (from – to)
Prosperity Consultant Company Limited	Director	2006 - present
• A Hong Kong-based private company offering management consulting services
King's Mark Deluxe Products Holdings Ltd. (Hong Kong)	Vice President	1992 - 2001
• A Hong Kong-based private international food manufacturing company with operations in Hong Kong, China and Central America	(Finance) and Director

Anson Chun Lin has been our Director since March 2007. Mr. Lin was born in Suzhou City, Jiangsu Province, P.R. China on May 1, 1968. He immigrated to Hong Kong in 1980 and is a Hong Kong citizen. He graduated with a Bachelor’s Degree in Business Administration from Asia International Open University, Macau in 1995. He has been a member of the Institute of Management Accountants since 2002.

Mr. Lin has over 10 years of experience with China business culture in China trading, manufacturing, marketing, accounting, auditing, business consulting and corporate secretarial services with operations in Hong Kong and China.

Mr. Lin has no experience as a director or officer of a public company.

Mr. Lin is or has also been a director in the following private companies:

Company	Dates (from - to)
Everstar Global Limited	2000 - Present
• A Hong Kong-based private company offering accounting, business consulting and corporate secretarial services with operations and general trading in Hong Kong and China
Hong Kong Enterprises Registration Centre Limited	2006 – Present
• A Hong Kong-based private company provides corporate secretarial, finance and business consulting services with a network of corporate clients in many diverse businesses in Hong Kong, China and Asia.
Zhuhai Winbase International Chemical Tank Terminal Company Limited	2001 – 2007
• A China-based private company operating Chemical Tank storage business in China.
F.D.I (Hong Kong) International Trading Co., Limited	1996 – 2007
• A Hong Kong-based private company trading in chemical products in Hong Kong, China and Asia.

Richard Lee has been our Chief Financial Officer since October 2007. Mr. Lee graduated from the University of British Columbia in 1981 with a Bachelor of Commerce degree majoring in finance and accounting. Mr. Lee is a Certified Management Accountant with the Society of Certified Management Accountants of British Columbia from 1991.

Over the past four years, Mr. Lee has been the Chief Financial Officer for several companies involved in the resource development business. Prior to this, Mr. Lee was employed by Amisano Hanson, Chartered Accountants in British Columbia.

Mr. Lee is or was the Chief Financial Officer in the following public companies:

Company	Dates (from - to)	Exchange of Quotation System
ZEOX Corporation	September 2007 - Present	TSX:V - ZOX
Saturn Minerals Inc.	February 2008 - Present	TSX:V - SMI
Swift Resources Inc.	February 2008 - Present	TSX:V - SWR
Cougar Minerals Corp.	February 2008 - Present	TSX:V - CNQ
International Wayside Gold Mines Ltd.	September 2004 – November 2007	TSX:V - WGM
Golden Cariboo Resources	September 2004 – November 2007	TSX:V - GCC
Lions Gate Energy	September 2004 – November 2007	TSX:V - LG
Northern Hemisphere Development Corp.	September 2004 – June 2007	TSX:V - NHD
Northern Continental Resources	September 2004 – November 2007	TSX:V - NCR

Mr. Lee was a director in the following public companies:

Company	Dates (from - to)	Exchange of Quotation System
Pineridge Capital Corp.	1990 to 1991	VSE - PNC
Unilens Optical Corporation	1990 to 1991	VSE - UOC
Cross Pacific Pearls	1990 to 1991	VSE - CXP
Consolidated General Western Industries	1990 to 1991	VSE - CVW

Family Relationships

There are no family relationships between any of the directors or executive officers of our company.

There are no arrangements or understandings between any of our directors and/or executive officers and any other person pursuant to which that director and/or executive officer was selected.

Compensation

Executive Compensation

The following table provides a summary of compensation paid by us during the fiscal year ended December 31, 2007 to our directors and the members of our administrative, supervisory or management bodies.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Manage- ment Fees / Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compen- sation ($) (g)	Non- Qualified Deferred Compen- sation Earnings ($) (h)	Directors Fees ($) (i)	All Other Compen- sation ($) (j)	Total ($) (k)
John Wing Fong Gunn, CEO	2007	115,357(1)	11,279(4)	Nil	Nil	Nil	Nil	3,461(3)	16,584(6)	146,681
Dominic Chung Fu Mak, Treasurer	2007	115,357(2)	11,279	Nil	Nil	Nil	Nil	3,461(3)	Nil	130,097
Richard Lee, CFO	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Anson Chun Lin, Director	2007	Nil	11,279	Nil	Nil	Nil	Nil	3,461(3)	Nil	14,740
Total	2007	230,714	33,837	Nil	Nil	Nil	Nil	10,383	16,584	291,518

___________________________________

(1)	The Company paid management fees of 115,357 in 2007 to Worldwide Connections Limited, a company owned solely by John Wing Fong Gunn.
(2)	The Company paid management fees of 115,357 in 2007 to Prosperity Consultant Company Limited, a company owned solely by Dominic Chung Fu Mak.
(3)	Director fees: nine months starting from April 2007 for US$384 per month per director.
(4)	Housing allowance: Money value of house and flat paid for Chief Executive Officer.

Retirement Benefits

We do not have in place any pension or actuarial plan to provide pension, retirement or similar benefits and no funds were set aside or accrued by our company or its subsidiaries during the fiscal year ended December 31, 2007 to provide pension, retirement or similar benefits.

Board Practices

Our current board of directors consists of three directors:

  John W.F. Gunn, who was appointed on November 22, 2004;
  Anson Chun Lin, who was appointed on March 6, 2007; and,
  Dominic Chung Fu Mak, who was appointed on February 27, 2007.

The current term of office of each director has no set expiry. At the annual general meeting of the Company to be held on or about June 30, 2008 it is proposed that the Memorandum of Association of the Company be amended such that each directors term of office will expire at the annual general meeting or until his or her successor is elected.

We have no service contracts with our directors providing benefits upon termination of employment.

Committees of the Board of Directors

All proceedings of the board of directors for the year ended December 31, 2007, were conducted by resolutions consented to in writing by the board of directors and filed with the minutes of the proceedings of the directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer, John W.F. Gunn, at the address appearing on the first page of this annual report.

Audit Committee and Audit Committee Financial Expert

We have no audit committee financial expert. We believe that the cost related to retaining a financial expert at this time is prohibitive. Further, because of our stage of development, we believe the services of a financial expert are not warranted.

Employees

As at May 26, 2008, we employed three full-time employees. Two of these employees work in Hong Kong and one works in Vancouver, BC, Canada.

Consulting Agreements

John Gunn – Worldwide Connections Limited

Worldwide Connections Limited is a management and business development consulting firm wholly owned and operated by our Chief Executive Officer and director, John Gunn.

Through Worldwide Connections Limited, John Gunn has agreed, on a non-exclusive basis, to assist with our business development strategies including public listing plans, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of our business. Mr. Gunn also agreed to be our Chief Executive Officer and Managing Director and agreed to assist us in gaining access to new equity and/or debt capital and securing and negotiating the acquisition of business assets to increase our asset base. Also, Mr. Gunn has agreed to, at the direction of our board of directors, meet and communicate with shareholders, brokerage firms and registered representatives, institutional investors, fund managers, securities analysts and potential investors who contact us seeking information, as required to expand our company’s base.

As compensation for the foregoing, we have agreed to pay Worldwide Connections Limited a monthly fee of HK$120,000.00 for the duration of our agreement. The term of this agreement ends on January 1, 2009. Either party can cancel the agreement upon 30 days written notice. In the event that we cancel the Agreement during the term, we have agreed to provide a final payment of HK$360,000.00.

Dominic Mak – Prosperity Consultant Company Limited

Prosperity Consultant Company Limited is a management and business development consulting firm wholly owned and operated by our Treasurer and director, Dominic Mak.

Through Prosperity Consultant Company Limited, Dominic Mak has agreed, on a non-exclusive basis, to assist with our business development strategies including public listing plans, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of our business. Mr. Mak also agreed to be our Treasurer and assist in the design of our system of internal controls and our books of accounts. Mr. Mak further agreed to assist us in gaining access to new equity and/or debt capital and to secure and negotiate the acquisition of business assets to increase our asset base. Also, Mr. Mak agreed to, at the direction of our board of directors, communicate with shareholders, brokerage firms and registered representatives, institutional investors, fund managers, securities analysts and potential investors who contact the company seeking information.

As compensation for the foregoing, we have agreed to pay Prosperity a monthly fee of HK$120,000.00 for the duration of our agreement. The term of this agreement ends on January 1, 2009. Either party can cancel the agreement upon 30 days written notice. In the event that we cancel the Agreement during the term, we have agreed to provide a final payment of HK$360,000.00.

James R. Bond – Bondwest Enterprises Inc.

Bondwest Enterprises Inc. is a management and business development consulting firm wholly owned and operated by James R. Bond.

Through Bondwest Enterprises Inc., James R. Bond has agreed, on a non-exclusive basis, to assist with our business development strategies including public listing plans, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of our business. Mr. Bond also agreed to assist in the creation of press releases, management’s discussion and analysis, other regulatory filings and corporate correspondence as requested by the President, CEO, CFO or directors of our company. Mr. Bond further agreed to assist us in gaining access to new equity and/or debt capital. Mr. Bond also agreed to distribute and discuss press information, at the direction of our company, to shareholders, brokerage firms and registered representatives, institutional investors, fund managers, securities analysts and potential investors who contact the company seeking information, the media and others, as appropriate.

As compensation for the foregoing, we have agreed to pay Bondwest a monthly fee of CDN$10,000.00 for the duration of our agreement. The term of this agreement ends on July 1, 2008. Either party can cancel the agreement upon 30 days written notice. In the event that we cancel the Agreement during the term, we have agreed to provide a final payment of CDN$30,000.00.

Richard Lee – Kitchener Holdings Corp.

Kitchener Holdings Corp. is a management and business development consulting firm wholly owned and operated by our Chief Financial Officer, Richard Lee.

Through Kitchener Holdings Corp., Richard Lee has agreed, on a non-exclusive basis, to help us with our business development strategies including public listing plans, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of our business. Mr. Lee has agreed to prepare our financial statements, oversee audits, management’s discussion & analysis, other regulatory filings and corporate correspondence as required to further our goal of becoming a publicly traded company. Mr. Lee further agreed to assist us in gaining access to new equity and/or debt capital. Also, Mr. Lee agreed to distribute and discuss press information, at the direction of our company, to shareholders, brokerage firms and registered representatives, institutional investors, fund managers, securities analysts and potential investors who contact the company seeking information, the media and others, as appropriate.

As compensation for the foregoing, we have agreed to pay Kitchener Holdings a monthly fee of CDN$5,000.00 for the duration of our agreement. The term of this agreement ends on October 15, 2008. Either party can cancel the agreement upon 30 days written notice. In the event that we cancel the Agreement during the term, we have agreed to provide a final payment of CDN$15,000.00.

Options/SARS

As at May 26, 2008, no options have been granted and the Company does not have a stock option plan or stock plan.

There were no options exercised during the year ended December 31, 2007. There were no unexercised options or SARs held by any senior officer as of December 31, 2007 or as of the date of this prospectus.

The company does not have a stock option plan or stock plan.

Share Ownership

The table below sets out the beneficial share ownership of our directors and officers in our company as of May 26, 2008. All share ownership by our directors and officers of our company is of common shares with no special or different voting rights.

Name and principal position	Number of Shares(1)	Percent of Shares Outstanding (2)	Options
John Wing Fong Gunn, CEO	109,500,000	20.964%	Nil
Dominic Chung Fu Mak, Treasurer	35,500,000	6.796%	Nil
Richard Lee, CFO	0	not applicable	Nil
Anson Chun Lin, Director	0	not applicable	Nil
Directors and Officers as a group	145,000,000	27.76%	Nil
____________________________
(1)

Includes all shares over which the individual has voting power, which includes the power to vote, or to direct the voting of shares, and investment power, which includes the power to dispose or direct the disposition of shares, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares. Although not applicable in this situation, this information would also include shares that the individual has the right to acquire the shares (for example, upon exercise of an common share purchase warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 522,332,340 common shares issued and outstanding as of May 26, 2008.

The table below sets out the beneficial share ownership of shareholders, other than those who are directors and officers of our company, of 5% or more of our common, voting shares as of May 26, 2008. All share ownership of our company is of common shares with no special or different voting rights.

Name and principal position	Number of Shares(1)	Percent of Shares Outstanding (2)	Date of acquisition of shares	Options
ZHENG, LILI	41,665,000	7.98%	June 11, 2007 (30,000,000 shares) June 25, 2007 (11,240,000 shares) August 25, 2007 (387,500 shares) August 29, 2007 (12,500 shares) September 7, 2007 (25,000 shares)	Nil
CHOW, KIN SHAN	27,108,500	5.19%	June 25, 2007 (13,335,000 shares) June 25, 2007 (6,766,000 shares) June 25, 2007 (2,500,000 shares) August 25, 2007 (4,457,500 shares) September 7, 2007 (50,000 shares)	Nil
HO PATSY PIK SAI	40,000,000	7.66%	June 11, 2007 (40,000,000 shares)	Nil
ZEOX CORPORATION	100,000,000	19.15%	February 19, 2007 (100,000,000 shares)	Nil
VP BANK (SWITZERLAND) LTD	38,750,000	7.42%	June 25, 2007 (15,500,000 shares) August 25, 2007 (13,250,000 shares) August 29, 2007 (10,000,000 shares)	Nil
_____________________________
(1)

Includes all shares over which the individual has voting power, which includes the power to vote, or to direct the voting of shares, and investment power, which includes the power to dispose or direct the disposition of shares, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares. Although not applicable in this situation, this information would also include shares that the individual has the right to acquire the shares (for example, upon exercise of an common share purchase warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 522,332,340 common shares issued and outstanding as of May 26, 2008.

Related Party Transactions

Other than as stated below, since the period of inception (November 8, 2004) to May 26, 2008, there have been no transactions or loans between our company and (a) any enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates of the company; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company (and close members of any such individual’s family); (d) key management personnel and close members of their families; or, (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence. This includes enterprises owned by directors or major shareholders of the company and enterprises Management fees paid and payable to related companies controlled by directors during the year ended December 31, 2007 were $230,713.

For the year ended December 31, 2006, management fees paid and payable to related companies controlled by directors was $115,854.

For the year ended December 31, 2005, management fees paid and payable to related companies controlled by directors was $107,998.

Interests of Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Financial Information

Consolidated Statements and Other Financial Information

The following auditor’s report and audited financial statements for the year ended December 31, 2007 and 2006 are included in this Form F-1:

The following unaudited financial statements for the periods ended March 31, 2008 and 2007 are included in this Form F-1:

The Offer and Listing

Offer and Listing Details

This prospectus relates to the resale by certain selling shareholders named in this prospectus of up to 172,332,340 shares of our common stock. The offered shares were acquired by the selling shareholders pursuant to various private placements. All of these transactions were exempt from the registration requirements of the Securities Act of 1933, pursuant to the provisions of Rule 903 of Regulation S, Section 4(6) and/or Section 4(2) of the Securities Act of 1933, as applicable. For details of these transactions see the section entitled “Liquidity and Capital Resources” beginning on page 19 of this prospectus.

This offering relates to the sale by selling shareholders of up to 172,332,340 common shares registered on the books of our company.

Our stock is not now, nor has it ever been, listed or quoted on any exchange or quotation system. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

Please see the section entitled “Plan of Distribution” below for more information.

Dividend Policy

Holders of our common shares possess the right to an equal share in any dividend paid by us to the class of common shares. However, we do not intend to issues any dividends to our shareholders and we intend to reinvest any profits we may make in the future back into the company for working capital.

Material or Significant Changes

There have been no material or significant changes in our company’s affairs since the end of our fiscal year ended December 31, 2007 or the period ended March 31, 2008 that have not been described in this prospectus.

Plan of Distribution

There are no entities underwriting or guaranteeing this offering.

No major shareholders, directors or members of our management, supervisory or administrative bodies intend to purchase any of these shares from the selling shareholders.

There is no group of targeted potential investors to whom the selling shareholders intend to offer their shares. This offering is not being made simultaneously in the markets of any other countries.

The selling shareholders may, from time to time, sell all or a portion of the 172,332,340 shares of our common stock being registered on any market upon which the common stock may be listed or quoted in privately negotiated transactions or otherwise. Our stock is not now, nor has it ever been, listed or quoted on any exchange or quotation system. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

(i)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(ii)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(iii)	an exchange distribution in accordance with the rules of the applicable exchange;
(iv)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(v)	privately negotiated transactions;
(vi)	market sales (both long and short to the extent permitted under the federal securities laws);
(vii)	at the market to or through market makers or into an existing market for the shares;
(viii)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and,
(ix)	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its shares or share purchase warrants to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred its shares or share purchase warrants, as may be the case.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary with the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share.

Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling shareholders do not currently have any agreements or understandings with broker-dealers for the offering of the shares of common stock being registered.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this prospectus and the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

There is no financial advisor in connection with the Offering that has a material relationship with our Company.

Markets

Our common stock is not now nor has it ever been traded on any exchange or listed on any quotation service. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the SEC. We cannot guarantee that we will obtain a listing. There is no public trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Selling Shareholders

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling shareholders may offer all or only some portion of the 172,332,340 shares of common stock to be registered, we cannot give an exact estimate of the amount or percentage of the shares of common stock that will be held by the selling shareholders upon termination of this offering.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling shareholders as of May 26, 2008 and the number of shares of common stock covered by this prospectus.

Unless otherwise stated in the footnotes below the table, the person listed as the selling shareholder has beneficial ownership and voting and dispositive power over the shares of our common stock being registered. Also unless otherwise stated in the footnotes below the table, the shareholders, even those with similar names, have no family relationships.

Other than the relationships described below, none of the selling shareholders had or have any material relationship with us, our predecessor or affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

Other than the relationships described below, none of the selling shareholders are related to each other and each selling shareholder exercises dispositive and voting power with respect to the shares of our common stock registered in his or her own name, unless otherwise set out below.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Ark Trading Limited(4) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	9,000,000	9,000,000	Nil	*
Fui Wha Valerie Cheer 3515 Prince Albert Street Vancouver, BC, V5V 4H8, Canada	2,500,000	2,500,000	Nil	*
Kin Shan Chow(6)(11) Flat G 13/F Block 1, Sham Wan Towers Ap Lei Chau, Hong Kong	17,792,500	17,792,500	Nil	*
Kwa Cheng Chow (11)(16) 9B Haywood Mansion, Paterson Street Causeway Bay, Hong Kong	250,000	250,000	Nil	*
Edith Woon Man Yee(6)(16) 9B Haywood Mansion, Paterson Street Causeway Bay, Hong Kong	4,500,000	4,500,000	Nil	*
William Oi Tung Chow(11) Flat 20B, 35 Braemar Hill Road North Point, Hong Kong	2,500,000	2,500,000	Nil	*
Hing Wing Chow(11) Tower 16 26/F C/F South Horizon, Hong Kong	62,500	62,500	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Peter Cheng Te Chow(11) 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	51,800	51,800	Nil	*
Mi Kuen Chow(11) Flat 1016 Sun Hok House Sun Chui Estate, N. T.	25,000	25,000	Nil	*
Wholeworld Investment Synergy Limited(6) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	2,500,000	2,500,000	Nil	*
Hunthure International Limited(6) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	6,766,000	6,766,000	Nil	*
Shao Ting Deng(18) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	2,500,000	2,500,000	Nil	*
Xiao Ping Deng(18) Flat 2802 Tower A Shenfang Plaza Ren Min South Road, Luo Hu District Shenzhen City, People's Republic of China	12,500	12,500	Nil	*
Ronald Carl Goos 7939 Southwood Road Halfmoon Bay, BC V0N 1Y1, Canada	1,094,000	1,094,000	Nil	*
Eric Chi Leung Ho(19) Flat C 11/F Tower B, Hollywood Terrace 268 Queen's Road Central, Hong Kong	2,500,000	2,500,000	Nil	*
Patrick Pak Wing Lee(20) 38/F Aia Tower, 183 Electric Road North Point, Hong Kong	3,125,000	3,125,000	Nil	*
Wen Ma(49) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	1,000,000	1,000,000	Nil	*
Connie Kwan Hing Mak(50) 8/F Flat A, 6 Hong Man Street Kam Man Fung Fty Bldg, Hong Kong	1,050,000	1,050,000	Nil	*
Wing Hong Ng(51) D4 Dragon View 39 Macdonnell Road, Hong Kong	2,750,000	2,750,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Liya Qian(5) Flat B 13/F Kiu Fu Comm Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	1,450,000	1,450,000	Nil	*
Hongfan Technology Limited (5) Flat 1407 Rightful Centre 11-12 Tak Hing St. Kowloon, Hong Kong	150,000	150,000	Nil	*
Benjamin Ming Tak Sinn Flat E 30/F Block 2, Villa by the Park Yuen Long, N. T.	1,250,000	1,250,000	Nil	*
Win Future Limited(7) 15/F Pico Tower, 66 Gloucester Road Wanchai, Hong Kong	7,500,000	7,500,000	Nil	*
Christopher Chung Pong Wong(21) 18/F Tower 2 Metroplaza 223 Hing Fong Road Kwai Chung, N. T.	1,000,000	1,000,000	Nil	*
Ying Qi Xu(22) Room 703 Unit 1 Ningshui Garden Luohu District, Shenzhen City People's Republic of China	415,000	415,000	Nil	*
Wai Ming Yau Flat F 12/F Block 3 Site 10 Whampoa Garden, Hung Hom Kowloon, Hong Kong	6,250,000	6,250,000	Nil	*
Ching Yi Yeung(23) Flat C 23/F Block 2 22 Conduit Road, Vantage Park Mid-Levels, Hong Kong	7,000,000	7,000,000	Nil	*
Sai Yiu Ho(19) 30/F Fook Lee Commercial Centre 33 Lockhart Road Wanchai, Hong Kong	500,000	500,000	Nil	*
Sui Sum Leung(19) Flat C 1/F Block 2 Curio Court 20 Ping Hong Lane Yuen Long, N. T.	1,750,000	1,750,000	Nil	*
So Man Stella Mak(50) 11D Causeway Bay Mansion 44 Paterson Street Causeway Bay, Hong Kong	500,000	500,000	Nil	*
Yanqing Katherine Song Room 302 Tower 6, No. 99 Wulumuqi Lu Xuhui District, Shanghai 200031 People's Republic of China	1,250,000	1,250,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Luen Wa Flat G 13/F Block 1, Sham Wan Towers Ap Lei Chau, Hong Kong	1,875,000	1,875,000	Nil	*
Alluck International Limited(8) Flat B 13/F KIU FU Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	100,000	100,000	Nil	*
Hui Mei Sui Wong(21) 24 Belleview Drive 8/F Repulse Bay, Hong Kong	500,000	500,000	Nil	*
Kwok Fai Yeung(23) 18D Caineway Mansion 128 – 132 Caine Road, Hong Kong	1,250,000	1,250,000	Nil	*
Guo Hong Yu(24) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	1,250,000	1,250,000	Nil	*
Yan Mei Yu(24) 13A Island View Discovery Bay, N. T.	500,000	500,000	Nil	*
Kathy Love #94 7475 Woodbrook Place Burnaby, BC V5A 4G4, Canada	310,800	310,800	Nil	*
Ryan Torvik 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	20,720	20,720	Nil	*
Daniel Kansky 4631 Moncton Street Richmond, BC, Canada	9,250	9,250	Nil	*
Richard James Bailes 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	207,200	207,200	Nil	*
Jan Erik Christoffersen 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	155,400	155,400	Nil	*
Rita D. Cusick 6793 Napier Street Burnaby, BC V6B 2C5, Canada	9,250	9,250	Nil	*
Thomas Roli Drews 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	20,720	20,720	Nil	*
Lawrence Simon Jackson 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	185,000	185,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
James Allen Beltz 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	9,250	9,250	Nil	*
Allan Russell Lasnier 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	18,500	18,500	Nil	*
Sophia A. Shane 2101 – 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	18,500	18,500	Nil	*
Kwai Ying Patricia Fong(30) 1003 – 1088 Quebec Street Vancouver, BC V6A 4H2, Canada	207,200	207,200	Nil	*
Chi Kwong Chan(31) Flat D 6/F Block 2 La Cite Noble Tseung Kwan O Kowloon, Hong Kong	162,500	162,500	Nil	*
Keung Chan(31) Flat B 11/F Block B, Greenland Garden 69 Lyttelton Road Mid-Levels, Hong Kong	50,000	50,000	Nil	*
Becky Kit Ying Chan(31) Room 409 4/F Block D TSZ OI CRT, Tsz Wan Shan Kowloon, Hong Kong	62,500	62,500	Nil	*
Fu Sheung Leung Chan(31) 25H Fu Wai Court, Fortress Garden Fortress Hill Road North Point, Hong Kong	62,500	62,500	Nil	*
Man Ming Chan(31) Room 4 7/F Chun Wui House Ko Chun Court Yau Tong, Kowloon, Hong Kong	250,000	250,000	Nil	*
Ming Chan(31) Bldg B Flat C 28/F, Chang Tai Garden North Hua Qiang Bei, Shenzhen City People's Republic of China	120,000	120,000	Nil	*
Wai Wa Chan(31) 22C Block 6 Sea Crest Villa, Phase II Tsing Lung Tau Tsuen Wan, N. T.	62,500	62,500	Nil	*
Shu Ru Chen(32) 23B Block 2 Fu Lian Building Lian Hua Bei Fu Tian District, Shenzhen City People's Republic of China	10,000	10,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Yue Chen(32) Room 401 21th Building No. 2033 Hong Gui Road Luo Hu District, Shenzhen City People's Republic of China	32,500	32,500	Nil	*
Dan Cheung(33) P.O. Box No. 30932 Causeway Bay Post Office, Hong Kong	250,000	250,000	Nil	*
Alfred Man Sun Cheung(33) 16-B Block 2 Beverley Heights 56 Cloud View Road, Hong Kong	125,000	125,000	Nil	*
Yui Hung Cheung(33) 30/F Times Tower 391 – 403 Jaffe Road Wanchai, Hong Kong	375,000	375,000	Nil	*
Pui Yung Chong Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*
Bing Ling Choy Flat B 21/F Yen Tsui Garden On Ning Road Yuen Long, N. T.	12,500	12,500	Nil	*
Lai Wah Chu(34) Flat E 7/F Hop Yick Center Hop Yick Road Yuen Long, N. T.	25,000	25,000	Nil	*
Po Lin Chu(34) Flat L 13/F, 70 Lee Garden Road Causeway Bay, Hong Kong	50,000	50,000	Nil	*
Wai Lun Chu(34) 30/F Times Tower 391 – 403 Jaffe Road Wanchai, Hong Kong	170,000	170,000	Nil	*
Fu Jian Dai Room 2402, No. 10 North Door Bridge Road, Xuanwu District Nanjing City People's Republic of China	100,000	100,000	Nil	*
Chun Bing Ding 30/F Times Tower 391 – 403 Jaffe Road Wanchai, Hong Kong	10,000	10,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Ling Dong(35) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*
Wei Dong(35) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*
Everstar Global Limited(9) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	100,000	100,000	Nil	*
Lopo King Cheong Fan(36) Flat 33G 33/F Block 10 Grandeur Terrace Tin Shui Wai, N. T.	50,000	50,000	Nil	*
King Piu Fan(36) Flat E 35/F Block 9 Lynwood Court Kingswood Villas Tin Shui Wai, N. T.	250,000	250,000	Nil	*
Fu Chun Fang Xin Wu Group Heng He Village Guan Zhuang Town Qian Shan County, An Hui Province People's Republic of China	62,500	62,500	Nil	*
Cai Feng Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*
James Mathew Fong(30) Flat F 22/F Block 15 South Horizons, Hong Kong	200,000	200,000	Nil	*
Chik Ying Fu Flat 1303 13/F Ka Lei Lau Ka Wai Chuen, Hung Hom Kowloon, Hong Kong	25,000	25,000	Nil	*
Yong Jun Gao Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People's Republic of China	50,000	50,000	Nil	*
Wei Gu Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Shu Ran Guan Room 601 No. 3 and 34 Courtyard Long Gang Road, Tian He District Guangzhou City People's Republic of China	31,250	31,250	Nil	*
Xin Yu He Flat B 14/F Chinhung Bldg, 5 Heard Street Wanchai, Hong Kong	12,500	12,500	Nil	*
Alex Chun Sing Ho(37) Room 327 Oi Chi Hse, Yau Oi Est Tuen Mun, N. T.	12,500	12,500	Nil	*
Chung Wai Ho(37) Flat C 22/F Block 6, Ban Yan Garden 863 Lai Chi Kok Road Kowloon, Hong Kong	275,000	275,000	Nil	*
Ivan Ka Keung Ho(37) 2B Garning Court, 47 Shun Ning Street Cheung Sha Wan Kowloon, Hong Kong	25,000	25,000	Nil	*
Pak Sing Ho(37) Flat 5 20/F Block D Garden Vista 15 on King Street Shatin, N. T.	100,000	100,000	Nil	*
Wai Keung Ho(37) Flat D 8/F Tower 2, Tsing Yung Terrace Tuen Mun, N. T.	62,500	62,500	Nil	*
Fong Hon 4/F 26 Lun Cheung Street Tokwawan Kowloon, Hong Kong	37,500	37,500	Nil	*
Ho Cheung Hong Flat 310 Chak Tin Hse Pak Tin Estate, Sham Shui Po Kowloon, Hong Kong	25,000	25,000	Nil	*
Jun Hua Hu Group 3 Gaolong Village Sandu Town, Leiyang City Hu Nan Province People's Republic of China	12,500	12,500	Nil	*
Cangting Huang(38) Room 3508 35/F Man Yat Hse Hing Man Est Chai Wan, Hong Kong	12,500	12,500	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Chao Huang(38) Room 204 New Building No. 101 Hai Xiu Zhong Road Haikou Hainan People's Republic of China	62,500	62,500	Nil	*
Guan Ying Huang(38) Flat 302 3/F, 19 Hai Ning Road Xia Shan District, Zhanjiang City People's Republic of China	135,000	135,000	Nil	*
Na Huang(38) Flat 406 4/F Bldg 2 2022 North of Yan He Road Luohu District, Shenzhen City People's Republic of China	100,000	100,000	Nil	*
Sang Huang(38) Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People's Republic of China	50,000	50,000	Nil	*
Shue Huang(38) Flat 1201 12/F Fu On House Tai Wo Hau Street Kwai Chung, N. T.	25,000	25,000	Nil	*
Zhuozhuang Huang(38) Room 3508 35/F Man Yat Hse Hing Man Est Chai Wan, Hong Kong	12,500	12,500	Nil	*
Man Heung Hui(39) Flat C 37/F Block 1, Waterfront South No. 1 Yue Wok Street Tin Wan Aberdeen, Hong Kong	50,000	50,000	Nil	*
Shuk Yin Hui(39) Flat D 25/F Block 6 Chelsea Heights, Tuen Mun, N. T.	125,000	125,000	Nil	*
Kin Hung 102 East of Ren Min Road Zhu City, Shandong Province People's Republic of China	150,000	150,000	Nil	*
Guo Hua Jiang Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	12,500	12,500	Nil	*
Dian Ying Jing #27A-50 Jing Street, Dao Li District Harbin Hei Long Jiang People's Republic of China	400,000	400,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Ching Man Kan Flat D 3/F Block 8 Hee Wong Terrace No. 1, Hee Wong Terrace Kennedy Town, Hong Kong	187,500	187,500	Nil	*
Kar Lun Kwan(40) Room 3603 Ka Ying House Ka Keung Court Kowloon, Hong Kong	125,000	125,000	Nil	*
Shuk Yi Kwan(40) Room 3508 Man Yat House Hing Man Estate Chai Wan, Hong Kong	312,500	312,500	Nil	*
Yee Keung Kwok Flat 31 13/F Chung Ying Bldg No. 163 Tai Kok Tsui Road Kowloon, Hong Kong	37,500	37,500	Nil	*
Ka Man Lai(41) Flat A 5/F Kin Wong House No. 72-74 Lai Chi Kok Road Sham Shui Po Kowloon, Hong Kong	12,500	12,500	Nil	*
Yue Lun Lai(41) Roof Floor 25 Shek Kip Mei Street Sham Shui Po Kowloon, Hong Kong	12,500	12,500	Nil	*
Cheung Hung Lam(42) Flat A 11/F Hang Chow House Tsuen Wan Centre Tsuen Wan, N. T.	125,000	125,000	Nil	*
Hoi Ying Lam(42) Unit 1805 Block H Kornhill 1-3 Hong Shing Street Quarry Bay, Hong Kong	62,500	62,500	Nil	*
Stephen Hon Fun Lam(42) Room 3603 Ka Ying House Ka Keung Court Kowloon, Hong Kong	625,000	625,000	Nil	*
Lai Yam Lam(42) Flat F 16/F Ivy Court New Town Plaza PH 3 Shatin, N. T.	125,000	125,000	Nil	*
Lai Yin Lam(42) Room 3208 Shing Yam House On Yam Estate Kwai Chung, N. T.	25,000	25,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Man Chi Lam(42) Flat C 37/F Block 1, Waterfront South No. 1 Yue Wok Street Tin Wan Aberdeen, Hong Kong	50,000	50,000	Nil	*
Athena Siu Ling Lam(42) 391B G/F Clearwater Bay Road Hang Hau Kowloon, Hong Kong	60,000	60,000	Nil	*
Kwok Chung Lau(43) No. 19 2/F Kan Lung Chuen Lung Yeuk Tau Fanling, N. T.	200,000	200,000	Nil	*
Lam Pok Lau(43) 13/F Hong Kong Trade Center 161 Des Voeux Road Central, Hong Kong	60,000	60,000	Nil	*
Maggie Po Yee Law(44) Flat D 29/F Block 10 Lung Mun Oasis Tuen Mun, N. T.	50,000	50,000	Nil	*
Tik Wai Law(44) 78T Tokwawan Road Honour Bldg 8/F, Flat C3 Kowloon, Hong Kong	60,000	60,000	Nil	*
Vincent Kam Chuen Lee(20) Flat A 35/F Tower 1 Phase 1 Belevedere Garden Tsuen Wan, N. T.	12,500	12,500	Nil	*
Cheung Wing Lee(20) Room 1609 Fai Ming House Chung Ming Court Tseung Kwan O Kowloon, Hong Kong	87,500	87,500	Nil	*
Helen Leong(45) Flat 1 16/F Block B, Manhattan Plaza Sai Ching Street Yuen Long, N. T.	250,000	250,000	Nil	*
Samuel Leong(45) Unit D2A 12/F Hoi Bun Industrial Bldg 6 Wing Yip Street, Kwun Tong Kowloon, Hong Kong	37,500	37,500	Nil	*
Ho Yin Leung (19) Flat 2103 21/F Yan Fuk House Tin Yan Estate Tin Shui Wai, N. T.	437,500	437,500	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Hui Li(46) Room 1107 Haiyi Garden Yijingxuan, No. 797 Nantian Road Guangzhou City People's Republic of China	25,000	25,000	Nil	*
Hui Dong Li(46) Room 307 E Building, No. 4 Bai Ni Road Hui Cheng District, Hui Zhou City People's Republic of China	20,000	20,000	Nil	*
Kai Li(46) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	10,000	10,000	Nil	*
King Tai Li(46) Flat H 9/F Block 11 Locwood Court Kingswood Villas, Tin Shui Wai Yuen Long, N. T.	125,000	125,000	Nil	*
Victor Lam Wing Li(46) Flat D 16/F Block 3 Oscar by the Sea TKO, N. T.	300,000	300,000	Nil	*
Wei Wei Li(46) Flat F 9/F Fu Hua San Road Fu Tian District, Shenzhen City People's Republic of China	37,500	37,500	Nil	*
Heng Lian Flat F Bldg C 27/F Chang An Garden Futian District, Shenzhen City People's Republic of China	40,000	40,000	Nil	*
Ping Piu Lin(47) Flat B 13/F Kiu Fu Commercial Bldg 300 – 306 Lockhart Road Wanchai, Hong Kong	75,000	75,000	Nil	*
Linda Tan Tan Lin(47) 30/F Times Tower 391-403 Jaffe Road Wanchai, Hong Kong	200,000	200,000	Nil	*
Mei Sheng Liu(48) Flat 4 6/F Bldg 14 Dong Shen Compound 2022 North of Yan He Road Luohu District Shenzhen City People's Republic of China	300,000	300,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Si Jie Liu(48) Flat 602 Bldg 1 Er Qing Bureau Dorm Dezheng Street, City District Shan Wei City, People's Republic of China	25,000	25,000	Nil	*
Wei Wen Liu(48) Flat 3104 Tower A Shenfang Plaza Ren Min South Road Luo Hu District, Shenzhen City People's Republic of China	10,000	10,000	Nil	*
Wai Kong Lui Flat E 43/F Block 2, Summit Terrace 1-2 on Yuk Road, N. T.	100,000	100,000	Nil	*
Guang Ning Luo No. 6 Unit 2 Block 27 No. 5 Length 2 Jianshe North Road Weihua District, Chengdu City People's Republic of China	10,000	10,000	Nil	*
Emily Lai Zee Ma 86 Pinery Road South, Fairview Park Yuen Long, N. T.	125,000	125,000	Nil	*
Wen Dao Meng No. 39 Bangdun Li West Three Road Hai Dian Island, Hainan People's Republic of China	25,000	25,000	Nil	*
Bernice Suet Yee Mok Unit C & D 12/F Tower 2 Parc Regal, 19 Homantin Hill Road Homantin Kowloon, Hong Kong	125,000	125,000	Nil	*
Kwai Ping Ng(51) Roof Floor 25 Shek Kip Mei Street Sham Shui Po Kowloon, Hong Kong	37,500	37,500	Nil	*
Xiao Ling Peng Room 3508 Man Yat House Hing Man Estate Chai Wan, Hong Kong	12,500	12,500	Nil	*
Wei Qiu Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People's Republic of China	150,000	150,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Lu Lu Rao No. 407 Block 9 Panshan Garden Luosha Highway Luo Hu District, Shenzhen City People's Republic of China	12,500	12,500	Nil	*
Ling Zhi Sang No. 14A Block West Wenhua Mansion Shennan East Road Luohu District, Shenzhen City People's Republic of China	12,500	12,500	Nil	*
Pak Hon Siu 3108 Hong Sang House Kin Sang Estate Tuen Mun, N. T.	125,000	125,000	Nil	*
Sinla Yuet Chun Siu 17/F Flat F 150 Kau Yuk Road P M Q Yuen Long, N. T.	12,500	12,500	Nil	*
Terence Wai Kei Tam Shop 2-A G/F Kwan Tak Building 2-20 Hong King St. Yuen Long, N. T.	12,500	12,500	Nil	*
Wai Lam Tam G/F 62 Kai Yuen Street North Point, Hong Kong	37,500	37,500	Nil	*
Ying Yeung Ngun Tam Flat G 11/F Block 5, Serenity Place Tseung Kwan O, N. T.	12,500	12,500	Nil	*
Sum Chak Ting Flat A 18/F Block 1 Ho Shun Lee Building 9 Fung Yau South Street Yuen Long, N. T.	187,500	187,500	Nil	*
Shirley Wai Ying Tsang Room 3508 Man Yat House Hing Man Estate Chai Wan, Hong Kong	25,000	25,000	Nil	*
Chi Hung Tsoi Room 1018 Hau Chi House Lei Cheng UK Estate Kowloon, Hong Kong	187,500	187,500	Nil	*
Jian Ning Tu Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People’s Republic of China	60,000	60,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Chi Hung Tung Flat 1 16/F Block B, Manhattan Plaza Sai Ching St. Yuen Long, NT	62,500	62,500	Nil	*
VP Bank (Switzerland) LTD(10) Bleicherweg 50 CH-8027 Zurich, Switzerland	38,750,000	38,750,000	Nil	*
Chong Hui Wang(15) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	125,000	125,000	Nil	*
Jian Xin Wang(15) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	200,000	200,000	Nil	*
Shu Chun Wang(15) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	43,750	43,750	Nil	*
Xue Ping Wang(15) Room 602 Building 9 No. 169 Lianhe Village Baixia District, Nanjing City People’s Republic of China	160,000	160,000	Nil	*
Zheng Biao Wang(15) Flat 2802 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People’s Republic of China	12,500	12,500	Nil	*
Wellcome Hong Kong Trading Limited(12) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	37,500	37,500	Nil	*
Ip Wing Wong(21) 10D Block One East Point City, Tseung Kwan O, Kowloon, Hong Kong	50,000	50,000	Nil	*
Ka Lai Wong(21) Flat C 13/F Tower 1, Prime View Garden 2 King Fung Path Tuen Mun, NT	25,000	25,000	Nil	*
Ka Yi Wong(21) Room 2119 Tin Hor House, Tin Ping Estate, Sheung Shui, NT	125,000	125,000	Nil	*
King Yan Wong(21) 310 Ma Tin Tsuen Yuen Long, NT	25,000	25,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Tak Cheong Wong(21) Flat D 32/F Block 1 Heung Sze Wui Rd. Hong Lai Garden Tuen Mun, NT	25,000	25,000	Nil	*
Ying Na Wong(21) Shop 2-A G/F Kwan Tak Bldg. 2-20 Hong King St. Yuen Long, NT	25,000	25,000	Nil	*
Yvonne Wong(21) 2-B 10/F Elm Tree Tower 10 Chun Fai Rd. Jardine’s Lookout, Hong Kong	11,500,000	11,500,000	Nil	*
Shao Lan Wu (13)(14) Flat 2802 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District, Shenzhen City People’s Republic of China	50,000	50,000	Nil	*
Hong Kong Enterprises Registration Centre Limited Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	100,000	100,000	Nil	*
Dian Jun Xiao(14) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	12,500	12,500	Nil	*
Guan Qi Xiao(14) Room 601 No. 3 No. 34 Courtyard, Long Gang Road Tian He District Guangzhou City People’s Republic of China	31,250	31,250	Nil	*
Xiang Yong Xiao(15) Flat B 13/F Kiu Fu Commercial Bldg 300-306 Lockhart Rd. Wanchai, Hong Kong	12,500	12,500	Nil	*
Hong Chun Xu(22) 8 Group Ming Xin Qiao Village Cai He Town, Xi Shui District Hu Bei Province People’s Republic of China	12,500	12,500	Nil	*
Yiu Sing Yeung(23) Flat B 10/F Liberty Mansion, 26E Jordan Rd. Jordan, Kowloon, Hong Kong	25,000	25,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Hong Yang Yu(24) Building 21 No. 218, Xiang Zhou Ren Ming Dong Road Xiang Zhou Area Zhuhai City People’s Republic of China	20,000	20,000	Nil	*
Xiao Ru Yu(24) 30/F Times Tower, 391-403 Jaffe Rd. Wanchai, Hong Kong	100,000	100,000	Nil	*
Moon Tong Yeun (25) Flat F 11/F Block 13 The Sherwood, Lam Tei Tuen Mun, NT	162,500	162,500	Nil	*
Yiu Tung Yuen(25) Flat E 10/F Block 2, Villa Premiere 99 Fung Cheung Rd. Yuen Long, N T	62,500	62,500	Nil	*
Chi Shan Yung 2/F 39 Shui Pin Tsuen Yuen Long, NT	12,500	12,500	Nil	*
Hong Bing Zeng(26) No 4-504 Huaxin Village Fu Tian District Shenzhen City People’s Republic of China	10,000	10,000	Nil	*
Kai Gui Zeng(26) Flat B 14/F Chinhung Bldg 5 Heard Street Wanchai, Hong Kong	12,500	12,500	Nil	*
Tian Wei Zhan Flat 303 3/F Bldg 3 9 East of Tuolejia Dong Jiangjun Rd. Jiang Ning District Nanjing City People’s Republic of China	200,000	200,000	Nil	*
Chao Cheng Zhang(27) Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu Disctrict Shenzhen City People’s Republic of China	10,000	10,000	Nil	*
Hong Hui Zhang(27) Room 701 6th Bldg No 15 Qing LV Middle Road Jida Xiang Zhou District Zhu Hai City People’s Republic of China	50,000	50,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Liang Zhang(27) Flat 2802 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District Shenzhen City People’s Republic of China	12,500	12,500	Nil	*
Na Er Zhang(27) Flat 2802 Tower A Shen Fang Plaza Ren Min South Road Luo Hu District Shenzhen City People’s Republic of China	12,500	12,500	Nil	*
Xiao Feng Zhang(27) Room 401, No 28 Lane 2089 Jiangpu Rd. Yangpu District Shanghai, People’s Republic of China	125,000	125,000	Nil	*
Zun Hua Zhang(27) Flat 3104 Tower A Shen Fang Plaza Ren Min South Road Luo Hu Disctrict Shenzhen City People’s Republic of China	300,000	300,000	Nil	*
Lili Zheng Flat C 11/F Kiu Wing Bldg 36 Ma Tau Chung Rd. Tokwawan, Kowloon, Hong Kong	41,665,000	11,665,000	30,000,000	5.74%
Zhi Hong Zhou 11th Villagers Group Shang Ba Village, Wu Hua County Guangdong Province People’s Republic of China	30,000	30,000	Nil	*
Hai Hua Zhu Flat 3, Bo Li Bldg., Nan You Hotel No. 368 Shui Wan Rd. Zhu Hai City People’s Republic of China	165,000	165,000	Nil	*
Triglobal Investments Limited (17) Room 2103 Harcourt House 39 Gloucester Rd. Wanchai, Hong Kong	2,325,000	2,325,000	Nil	*
Colin Dixon 1075 West Georgia Street, Suite 1425 Vancouver, BC, V6E 3C9, Canada	50,000	50,000	Nil	*

(a) Name and Address of Selling Shareholder and Position, Office or Material Relationship with Logician Minerals	(b) Common Shares beneficially owned by the Selling Shareholder Prior to the Offering (2)	(c) Total Shares Registered for Account of Selling Shareholder	(d) Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class(3)
Brigitte M. Parenteau #3 Orion Close St. Albert, AB, T8N 6G2, Canada	50,000	50,000	Nil	*
Michelle L. Parenteau #3 Orion Close St. Albert, AB, T8N 6G2, Canada	10,000	10,000	Nil	*
Thomas F. Kelly 1020 Kilmer Rd. North Vancouver, BC, V7K 1R1, Canada	25,000	25,000	Nil	*
Mary Wong(21)(28) 2437 Marshall Ave. Port Coquitlam, British Columbia Canada V3C 1M4	5,000	5,000	Nil	*
Robert William Bregg(28) 2437 Marshall Ave. Port Coquitlam, BC, V3C 1M4, Canada	5,000	5,000	Nil	*
Roslin Faircrest(29) 2358 Marshall Ave. Port Coquitlam, BC, V3C 1M3, Canada	5,000	5,000	Nil	*
Bernard Faircrest (29) 2358 Marshall Ave. Port Coquitlam, BC, V3C 1M3, Canada	5,000	5,000	Nil	*
TOTAL	202,332,340	172,332,340	Nil	*
______________________________________
*	less than 1%
(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)	To arrive at these estimates, we have assumed that the selling shareholders will sell all 172,332,340 shares of our common stock to be registered pursuant to this offering.
(3)	Based on 522,332,340 common shares issued and outstanding on December 31, 2007. No Shares have been allotted since December 31, 2007, up to May 26, 2008.
(4)	Peter Chiu Keung Kwan exercises dispositive and voting power over the shares of our common stock that are registered in the name of Ark Trading Limited.
(5)	Liya Qian’s exercises dispositive and voting power over the shares of our common stock that are registered in the name of Hongfan Technology Limited.
(6)	Kin Shan Chow exercises dispositive and voting power over the shares of our common stock that are registered in the name of Wholeworld Investment Synergy Limited and Hunthure International Limited.
(7)	Yun Yee Harry Choi exercises dispositive and voting power over the shares of our common stock that are registered in the name of Win Future Limited.
(8)	Luen Wa’s exercises dispositive and voting power over the shares of our common stock that are registered in the name of Alluck International Limited.
(9)	Kin Shan Chow and Piu Ping Lin exercise shared voting and dispositive power over the shares of our common stock that are registered in the name of Everstar Global Limited.
(10)	VP Bank (Switzerland) Ltd. is the registered holder of the shares of our common stock and has discretionary authority over the accounts managed by it.

(11)

None of Kin Shan Chow, Cheng Kwa Chow, William Oi Tung Chow, Peter Cheng Te Chow, Wing Hing Chow or Kuen Mi Chow are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(12)	Mariko Tanaka and Yasuhiro Tanaka exercise shared dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Wellcome Hong Kong Trading Limited.
(13)	Shao Lan Wu exercises dispositive and voting power over the shares of our common stock that are registered in the name of Hong Kong Enterprises Registration Centre Limited.
(14)	None of Dian Jun Xiao, Guan Qi Xiao, Xiang Yong Xiao or others with the same last name or business address are related by family, including marriage.
(15)

None of Jian Xin Wang, Shu Chun Wang, Jian Xin Wang, Shu Chun Wang, Xue Ping Wang or Zheng Biao Wang are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(16)

None of Cheng Kwa Chow or Edith Woon Man Yee are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(17)	Victor Tin Duk Chang exercises dispositive and voting power with respect to the shares of our common stock that are beneficially owned by Triglobal Investments Limited.
(18)

Ping Xiao Deng and Shao Ting Deng are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(19)

None of Eric Chi Leung Ho, Ho Yin Leung, Sheung Leung Fu Chan, Sai Yiu Ho or Sui Sum Leung are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(20)

None of Vincent Kam Chuen Lee, Cheung Wing Lee or Patrick Pak Wing Lee are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(21)

None of Christopher Chung Pong Wong, Sui Hui Mei Wong, Ip Wing Wong, Ka Lai Wong, Ka Yi Wong, King Yan Wong, Tak Cheong Wong, Ying Na Wong, Yvonne Wong or Mary Wong are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(22)

Ying Qi Xu and Hong Chun Xu are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(23)

None of Yiu Sing Yeung, Ching Yi Yeung or Fai Kwok Yeung are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(24)

None of Hong Yang Yu, Ru Xiao Yu, Hong Guo Yu or Mei Yan Yu are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(25)

Moon Tong Yeun and Yiu Tung Yuen are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(26)

Kai Gui Zeng and Hong Bing Zeng are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(27)

None of Liang Zhang, Na Er Zhang, Zheng Biao Wang, Hong Hui Zhang, Chao Cheng Zhang, Xiao Feng Zhang or Zun Hua Zhang are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(28)	Robert William Bregg and Mary Wong are husband and wife. Each exercises dispositive and voting power with respect to the shares of our common stock registered in his or her own name.
(29)	Bernard Faircrest and Roslin Faircrest are husband and wife. Each exercises dispositive and voting power with respect to the shares of our common stock registered in his or her own name.
(30)

Kwai Ying Patricia Fong and Mathew James Fong are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(31)

None of Kwong Chi Chan, Keung Chan, Becky Kit Ying Chan, Sheung Leung Fu Chan, Ming Man Chan, Ming Chan or Wa Wai Chan are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(32)

Ru Shu Chen and Yue Chen are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(33)

None of Dan Cheung, Alfred Man Sun Cheung or Hung Yui Cheung are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(34)

None of Wah Lai Chu, Lin Po Chu or Lun Wai Chu are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(35)

Ling Dong and Wei Dong are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(36)

Lopo King Cheong Fan and Piu King Fan are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(37)

None of Alex Chun Sing Ho, Chung Wai Ho, Ivan Ka Keung Ho or Pak Sing Ho or Wai Keung Ho are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(38)

None of Cangting Huang, Chao Huang, Guan Ying Huang, Na Huang, Sang Huang, Shue Huang or Zhuozhuang Huang are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(39)

Man Heung Hui and Yin Shuk Hui are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(40)

Lun Kar Kwan and Yi Shuk Kwan are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(41)

Man Ka Lai and Lun Yue Lai are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(42)

None of Hung Cheung Lam, Ying Hoi Lam, Stephen Hon Fun Lam, Yam Lai Lam, Yin Lai Lam, Chi Man Lam or Athena Siu Ling Lam are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(43)

Chung Kwok Lau and Lam Pok Lau are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(44)

Maggie Po Yee Law and Tik Wai Law are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(45)

Helen Leong and Samuel Leong are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(46)

None of Hui Li, Hui Dong Li, Kai Li, King Tai Li, Victor Lam Wing Li or Wei Wei Li are related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(47)

Linda Tan Tan Lin and Ping Piu Lin are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(48)

None of Mei Sheng Liu, Si Jie Liu or Wei Wen Liuare related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(49)

Wen Ma and Emily Lai Zee Ma are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(50)

Connie Kwan Hing Mak and So Man Stella Mak are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

(51)

Hong Wing Ng and Kwai Ping Ng are not related by family, including marriage. Each individual exercises dispositive and voting power with respect to the shares of our common stock registered in that individual’s own name.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Expenses of the Issue

All expenses of the this prospectus and the registration statement of which this prospectus forms a part, including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

The following table sets forth all costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$678
Printing and engraving expenses	10,000
Legal fees and expenses	175,000
Audit fees and expenses	45,000
Transfer agent and registrar fees and expenses	28,000
Miscellaneous expenses	5,000
Total	$263,678

Additional Information

Share Capital

Our authorized capital consists of 10,000,000,000 common shares, with a par value of HK$0.0001 and no preferred shares.

Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The following table identifies the number of issued and outstanding shares in capital as at May 26, 2008 and the number of shares of our common stock that could be issued if all of our dilutive securities were converted into shares.

May 26, 2008
Shares of common stock outstanding	522,332,340
Stock options	Nil
Private placement share purchase warrants	Nil
Incentive warrants	Nil
Consulting warrants	Nil
Unit rights	Nil
Convertible promissory notes	Nil
Acquisition warrants	Nil
Total	522,332,340

Memorandum and Articles of Association

We are incorporated under the Companies Ordinance of Hong Kong on November 8, 2004 under Company Number 932468. The objects and purposes of the Company are not limited.

The business of the Company is managed by the Board of Directors and the remuneration of the Board of Directors is fixed by ordinary resolution. The Directors may award extra remuneration out of the funds of the Company to any Director who performs services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director.

The Board of Directors may exercise all the power of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets of the Company.

Meeting of the Company’s members are held at such time and place as the directors may from time to time determine and our annual general meeting must be held once in every year.

There is no restriction on ownership of shares of the Company except that a subsidiary of the Company cannot own any share of the Company.

In relation to the special rights, preferences and restrictions of shares of the Company, Article 2 of the Articles of Association of the Company states that the shares shall be under the control of the directors who may, subject to the approval of the Company required for allotment of shares by directors, allot or otherwise dispose of the same to such person or persons on such terms and conditions and either at a premium or at par and with such rights and privileges annexed thereto and at such times as the directors may think fit and with full power to give to any person the call of any shares either at par or at a premium during such time and for such consideration as the directors think fit, and in particular such shares or any of them may be issued by the directors with a preferential, deferred or qualified right to dividends, and with a special or qualified right of voting or without a right of voting. Any preference share may be issued on the term that it is, or at the option of the Company is, liable to be redeemed.

Material Contracts

Except as otherwise disclosed herein, we have not entered into any material contracts, other than contracts entered into in the ordinary course of business, to which we are a party for the two years immediately preceding the date hereof.

Exchange Controls

Logician may invest or operate business in China and therefore, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules and regulations, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. Currently, FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs”. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account”. Currency conversion within the scope of the “basic account”, such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account”, including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Taxation

Material United States Federal Income Tax Consequences

The following is a general discussion of material United States federal income tax consequences that may apply to holders and prospective holders of shares of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury Department regulations promulgated thereunder, published Internal Revenue Service ("IRS") rulings and administrative pronouncements and court decisions of current applicability, any or all of which may materially and adversely change at any time, possibly on a retroactive basis. In addition, this discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law, whether by judicial, executive or legislative action, which, if effected, may be applied, possibly on a retroactive basis. Further, no opinion was requested by us, or has been provided by our counsel or independent registered public accounting firm, with respect to the United States income tax consequences described in the following discussion. Accordingly, we urge holders and prospective holders of shares of our common stock to consult with, and rely upon, their own tax advisors in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

As used in this section the term "U.S. Holder" denotes the beneficial owner of one or more shares of our common stock who is:

  an individual citizen or resident of the United States;
  a corporation, or entity taxable as a corporation, that is created or organized under the laws of the United States or of any political subdivision thereof or the District of Columbia;
  an estate whose income is taxable in the United States irrespective of source; or
  a trust if: (a) a court within the United States is able to exercise primary supervision over the administration of the trust; and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

This discussion does not address the tax consequences peculiar to, and the term U.S. Holder does not include, persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, persons or entities that have a functional currency other than the United States dollar, shareholders subject to the alternative minimum tax, shareholders who hold our common stock as part of a straddle, hedging or a conversion transaction, constructive sale or other arrangement involving more than one position, partners and other pass-through entities and persons holding an interest in such entities, and shareholders who acquired our common stock through the exercise of employee stock options or otherwise as compensation for services. This discussion is limited to U.S. Holders who own shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences peculiar to persons or entities holding an interest in a shareholder or the consequences peculiar to a person of the ownership, exercise or disposition of any options, warrants or other rights to acquire shares of our common stock. If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Dividends

Though we do not anticipate paying any cash dividends in the foreseeable future, should U.S. Holders of shares of our common stock receive dividend distributions:

  to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, subject to any applicable foreign tax credit, and without a reduction for any Canadian income tax withheld from such distributions, such holders would generally be required to include, in their gross income for United States federal income tax purposes, an amount equal to the United States Dollar value of such distributions on the date of receipt (based on the exchange rate on such date).
  to the extent such dividend distributions exceed our current or accumulated earnings and profits, as determined for United States federal income tax purposes, the amount of any distribution so received will: (a) first be applied to reduce a U.S. Holder’s adjusted basis in our common stock, and, as a return of basis, will not be subject to United States federal income tax; and (b) thereafter, any residual amount of such distribution will be treated as a gain from the sale or exchange of our common stock, which amount is taxable as a capital gain.
  Any taxable dividends received on shares of our common stock by a U.S. Holder who is an individual, a trust or an estate (an "Individual Holder") will be treated as qualified dividend income, which is subject to tax at preferential rates through December 31, 2010, provided that:
  we are a qualified foreign corporation—one eligible for the benefits of a comprehensive income tax treaty with the United States, which the United States Treasury Department has determined to be satisfactory for this purpose and which includes an exchange of information program;
  we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or anticipate that we will be);
  the Individual Holder has held the common stock for more than 60 days during the 121-day period beginning 60 days prior to the date on which the common stock become ex-dividend; and
  the Individual Holder is not obligated to make related payments with respect to positions in substantially similar or related property.

Special rules may apply to any extraordinary dividend—a dividend equal to or in excess of 10% of a shareholder’s adjusted basis, or, under certain circumstances, the fair market value, of a share of common stock—requiring that such a distribution be treated as qualified dividend income. Any loss from the sale or exchange of shares of our common stock with respect to which an Individual Holder has received an extraordinary dividend treated as qualified dividend income will be deemed a long-term capital loss to the extent of such dividend. Taxable extraordinary dividends not treated as qualified dividend income will be taxed as ordinary income, rather than as capital gains.

Foreign Tax Credit

A U.S. Holder who pays, or has withheld from distributions, foreign income tax with respect to the ownership of shares of our common stock may be entitled, at his election, to either a deduction or a tax credit for such foreign tax paid or withheld. Furthermore, a U.S. corporation owning 10% or more of our voting stock may be eligible to claim a deemed paid foreign tax credit based on any underlying non-United States income taxes paid by us. The election to credit or deduct foreign taxes is made on a yearly basis and applies to all foreign income taxes paid by, or withheld from, the U.S. Holder during the year.

There are significant and complex limitations applicable to the foreign tax credit and as such we urge you to consult with, and rely upon, your own tax advisor regarding the availability of the foreign tax credit, the deemed paid foreign tax credit available to certain corporations and the application of limitations on the credit in light of your particular circumstances.

Sale, Exchange or other Disposition of Common Stock

Generally, a U.S. Holder will recognize a taxable gain or loss upon the sale, exchange or other disposition of shares of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Subject to certain qualifications and limitations, such gain or loss will be treated as a long-term capital gain or loss if the U.S. Holder has held the common stock for more than one year at the time of the sale, exchange or other disposition. Preferential tax rates for long-term capital gains may apply to certain U.S. Holders who satisfy this minimum holding period. There are presently no preferential tax rates for long-term capital gains recognized by a corporation.

Special Rules

Special United States federal income tax rules apply to shareholders of passive foreign investment companies and controlled foreign corporations. The preceding discussions do not address the United States federal income tax consequences to a U.S. Holder in the event that we were treated as a passive foreign investment company or controlled foreign corporation. While our management does not believe that we are, or that we are likely to become, a passive foreign investment company or a controlled foreign corporation, the circumstances which would result in our becoming such are not entirely within our control and as such there always exists the possibility that we may become a passive foreign investment company or controlled foreign corporation in the future.

Passive Foreign Investment Company

The status of being a passive foreign investment corporation (a "PFIC") depends upon the composition of a company’s income and assets and the market value of its assets and shares from time to time. There is no assurance that we will be considered, or not be considered a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which a U.S. Holder held shares, certain adverse tax consequences could apply to the U.S. Holder.

If we are treated as a PFIC for any taxable year, gains recognized by such U.S. Holder on a sale or other disposition of shares would be allocated ratably over the U.S. Holder’s holding period for the shares. The amount allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as applicable, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of shares in excess of 125% of the average of the annual distributions on shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available to U.S. Holders that may mitigate some of the adverse consequences resulting from PFIC status. However, regardless of whether such elections are made, dividends paid by a PFIC will not be "qualified dividend income" and will generally be taxed at the higher rates applicable to other items of ordinary income.

U.S. Holders and prospective holders should consult their own tax advisors regarding the potential application of the PFIC rules to their ownership of our common stock.

Controlled Foreign Corporation

A controlled foreign corporation is a foreign corporation of which more than 50% of the stock, by vote or value, is owned, directly, indirectly or constructively, by U.S. Holders each of whom, directly, indirectly or constructively, owns 10% or more of the total combined voting power of all classes of stock of the foreign corporation (each a "CFC Shareholder"). If we are a controlled foreign corporation, a CFC Shareholder would be treated as receiving current distributions of an allocable share of certain types of our income at the end of each year. Additionally, such a CFC Shareholder would recognize ordinary income to the extent of an allocable share of our earnings and profits, rather than capital gain, on the sale of his common stock. Our management does not believe that we are a controlled foreign corporation, because U.S. Holders who directly, indirectly or constructively own 10% or more of the total voting power of our outstanding common stock do not own more than 50% of shares of our common stock.

United States Federal Income Taxation of Non-U.S. Holders

For purposes of this discussion, a beneficial owner of our common stock that is not a U.S. Holder (other than a partnership or entity treated as a partnership for United States federal income tax purposes) is a "Non-U.S. Holder". If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Distributions on our Common Stock

Any distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, any distributions we pay will be subject to United States federal income tax at regular graduated rates if: (a) those distributions are treated as dividends or capital gains (as previously described with respect to U.S. Holders); (b) are effectively connected with the Non-U.S. Holder’s United States trade or business; and (c) if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, a branch profits tax may be imposed at a 30% rate, or at such lower rate under an applicable income tax treaty, on the effectively connected earnings of a Non-U.S. Holder that is a corporation.

Sale, Exchange or other Disposition of Common Stock

Non-U.S. Holders generally will not be subject to United States federal income tax on any gain recognized on the disposition of shares of our common stock unless the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is engaged in a United States trade or business and a gain recognized on the disposition of shares of our common stock is effectively connected with that trade or business, and, if a tax treaty applies, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, such gain will be subject to United States federal income tax at regular graduated rates and, if the Non-U.S. Holder is a corporation, a branch profits tax may be imposed at a 30% rate, or at such lower rate established under an applicable income tax treaty. A Non-U.S. Holder who is: (i) an individual; (ii) present in the United States for 183 days or more in a taxable year; and (iii) who meets certain other requirements will also be subject to United States federal income tax on capital gains recognized during such year, including such gains realized from a disposition of our stock.

Information Reporting and Backup Withholding Tax

Generally, dividend payments or other taxable distributions made within the United States will be subject to information reporting requirements and a United States backup withholding tax if a U.S Holder fails to provide an accurate taxpayer identification number certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY as applicable.

If a Non-U.S. Holder sells shares to or through the United States office of a United States or foreign broker, the payment of proceeds generally will be subject to information reporting requirements and a backup withholding tax unless the Non-U.S. Holder properly certifies its non-United States status under penalties of perjury or otherwise establishes an exemption and the payer or broker does not have actual knowledge or reason to know that the holder is a United States person. Information reporting requirements and backup withholding taxes generally will not apply to the payment of proceeds of the sale of common shares effected outside the United States by a foreign office of a broker. Information reporting requirements (but not backup tax withholding requirements) will apply, however, to the payment of the sale proceeds if the broker is a United States person or has certain other contacts with the United States.

Backup withholding is not an additional tax. Rather, a holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s United States federal income tax liability by timely filing a properly completed claim for refund with the IRS.

Material Hong Kong Federal Income Tax Consequences

There are no material Hong Kong or Chinese federal income tax consequences that may apply to holders and prospective holders of shares of our common stock that are non-residents of Hong Kong or China.

Dividends

There is no withholding tax that we must keep on dividends to non-Hong Kong or Chinese shareholders.

Sale, Exchange or other Disposition of Common Shares

There are no material Hong Kong or Chinese federal income tax consequences that may apply to sellers of shares of our common stock that are non-residents of Hong Kong or China.

Documents on Display

Documents and agreements concerning our company referred to in this prospectus may be viewed by appointment during normal business hours at our registered and records office at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong. Alternatively, investors may view the documents that we have filed with the SEC, including this registration statement and prospectus (and the documents and agreements filed herewith) on the SEC website at www.sec.gov.

Subsidiary Information

As of the date of this prospectus, we have no subsidiaries.

Description of Securities Other than Equity Securities

Not Applicable.

Warrants and Rights

May 26, 2008
Stock options	Nil
Private placement share purchase warrants	Nil
Incentive warrants	Nil
Consulting warrants	Nil
Unit rights	Nil
Convertible promissory notes	Nil
Purchase warrants	Nil

Other Securities

Not Applicable.

American Depositary Shares

Not Applicable.

Incorporation of Certain Information by Reference

Not Applicable.

Commission Position on Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Dealer Prospectus Delivery Obligation

Until _______________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Experts

The audited financial statements of Logician Minerals Limited as of December 31, 2007 and 2006, and for each of the years in the three-year period then ended, included in this Registration Statement on Form F-1 have been audited by GHP Horwath, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their audit report appearing in this Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

The following unaudited financial statements for the periods ended March 31, 2008 and 2007 are included in this Form F-1:

Logician Minerals Limited

December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Logician Minerals Limited

We have audited the accompanying balance sheets of Logician Minerals Limited as of December 31, 2007 and 2006, and the related statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logician Minerals Limited as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ GHP HORWATH, P.C.
Denver, Colorado
March 31, 2008

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Statements of operations
For the years ended December 31, 2007, 2006 and 2005
(Expressed in Hong Kong and US dollars)

		Hong Kong Dollars			US Dollars
	Note	2007	2006	2005	2007	2006	2005
		$	$	$	$	$	$
Administrative expenses		(7,496,366)	(1,018,138)	(908,420)	(960,838)	(131,061)	(116,795)
Other revenue	3	276,935	-	-	35,496	-	-
Other gains	4	71,686,803	-	-	9,188,380	-	-
Share of profit of an associate	9	644	-	-	83	-	-

Profit/(loss) before taxation	5	64,468,016	(1,018,138)	(908,420)	8,263,121	(131,061)	(116,795)
Income tax	6	-	-	-	-	-	-

Profit/(loss) for the year		64,468,016	(1,018,138)	(908,420)	8,263,121	(131,061)	(116,795)

Basic and diluted earnings/(loss) per
share		0.15	(0.15)	(908,420)	0.02	(0.02)	(116,795)

Weighted average number of
ordinary shares outstanding		421,217,736	6,849,315	1	421,217,736	6,849,315	1

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Balance sheets as at 31 December 2007 and 2006
(Expressed in Hong Kong and US dollars)

		Hong Kong Dollars		US Dollars
	Note	2007	2006	2007	2006
Assets and liabilities		$	$	$	$

Non-current assets
Intangible asset	8	12,494,732	-	1,602,156	-
Interest in an associate	9	2,676,537	-	343,203	-
Other financial assets	10	142,389,083	-	18,258,057	-

		157,560,352	-	20,203,416	-

Current assets
Other financial assets, including	10	1,885,169	-	241,729	-
derivatives
Other receivables	11	781,396	-	100,196	-
Cash and cash equivalents	12	17,712,985	2,115	2,271,274	272
		20,379,550	2,115	2,613,199	272

Current liabilities
Other payables	13	1,137,622	58,927	145,873	7,577
Amounts due to directors	14	432,976	1,914,746	55,519	246,187
		1,570,598	1,973,673	201,392	253,764

Net current assets/(liabilities)		18,808,952	(1,971,558)	2,411,807	(253,492)

Net assets/(liabilities)		176,369,304	(1,971,558)	22,615,223	(253,492)

Capital and reserves
Share capital	15	52,233	25,000	6,704	3,217
Reserves	15	176,317,071	(1,996,558)	22,608,519	(256,709)

Total equity		176,369,304	(1,971,558)	22,615,223	(253,492)

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Statements of changes in equity
For the years ended December 31, 2007, 2006 and 2005
(Expressed in Hong Kong and US dollars)

		Hong Kong Dollars			US Dollars
	Note	2007	2006	2005	2007	2006	2005
		$	$	$	$	$	$
Total equity at January 1		(1,971,558)	(978,419)	(69,999)	(253,492)	(125,783)	(9,006)

Net income recognized
directly in equity
Changes in fair value of	15
available-for-sale equity
securities		24,623,577	-	-	3,156,100	-	-
Translation adjustment on	15
available-for-sale equity
securities		9,660,427	-	-	1,238,215	-	-
Translation adjustment	15	70,406	-	-	14,077	136	18

		34,354,410	-	-	4,408,392	136	18

Profit/(loss) for the year		64,468,016	(1,018,138)	(908,420)	8,263,121	(131,061)	(116,795)

Movements in equity arising
from capital transactions:
Issue of shares	15	27,233	24,999	-	3,487	3,216	-
Share premium arising from	15
the issue of shares		79,491,203	-	-	10,193,715	-	-

		79,518,436	24,999	-	10,197,202	3,216	-

Total equity/ (deficit) at
December 31		176,369,304	(1,971,558)	(978,419)	22,615,223	(253,492)	(125,783)

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Cash flow statements
For the years ended December 31, 2007, 2006 and 2005
(Expressed in Hong Kong and United States dollars)

		Hong Kong Dollars			US Dollars
	Note	2007	2006	2005	2007	2006	2005
		$	$	$	$	$	$
Operating activities
Profit/(loss) before taxation		64,468,016	(1,018,138)	(908,420)	8,263,121	(131,061)	(116,795)
Adjustments for:
Expense recognized in profit or
loss in respect f equity-settled
share-based payments		1,330,000	-	-	170,472	-	-
Interest income		(274,818)	-	-	(35,225)	-	-
Gain in foreign currency future
contracts		(468,195)	-	-	(60,010)	-	-
Share of profit of associate		(644)	-	-	(83)	-	-
Amortization of intangible asset		1,135,885	-	-	145,591	-	-
Gain on re-measurement of
derivative financial instruments to
fair value		(70,932,619)	-	-	(9,091,714)	-
Net translation adjustment		-	-	-	14,036	136	18

Operating loss before changes in
working capital		(4,742,375)	(1,018,138)	(908,420)	(593,812)	(130,925)	(116,777)

Increase in other receivables		(781,396)	-	-	(100,196)	-	-
(Decrease)/increase in amounts
due to directors		(1,481,770)	936,327	908,420	(190,668)	120,404	116,777
Increase in other payables		1,078,695	58,927	-	138,296	7,577	-

Net cash used in operating
activities		(5,926,846)	(22,884)	-	(746,380)	(2,944)	-

Investing activities
Payments for investment in
associate		(2,605,487)	-	-	(334,100)	-	-
Payment for purchase of
available-for-sale securities		(32,688,246)	-	-	(4,196,971)	-	-
Cash realized on foreign currency
future contracts		468,195	-	-	60,010	-	-
Interest received		274,818	-	-	35,225	-	-

Net cash used in investing
activities		(34,550,720)	-	-	(4,435,836)	-	-

Financing activities
Proceeds from issue of shares		58,188,436	24,999	-	7,453,218	3,216	-

Net increase in cash and cash
equivalents		17,710,870	2,115	-	2,271,002	272	-

Cash and cash equivalents at
beginning of period		2,115	-	-	272	-	-

Cash and cash equivalents at
end of period		17,712,985	2,115	-	2,271,274	272	-

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Notes to the financial statements
(Translated and expressed in US dollars unless otherwise indicated)

1	General

Logician Minerals Limited (the “Company”) was a private company with limited liability incorporated on November 8, 2004, and converted into a non-listed public company with limited liability on July 27, 2007 in Hong Kong and has its registered office and principal place of business at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong.

The Company is a start-up organization formed for the purpose of finding remedial solutions for environmental hazards facing the health and welfare of Asian society. The Company is in the process of implementing a plan for proactive and remedial environmental solutions based on the use of non- metallic minerals known as high purity zeolites. The Company has not yet commenced operations as of December 31, 2007; however, in February 2007, the Company acquired certain rights to an industrial mineral, high purity zeolite, which acts as a powerful adsorbent and catalyst (note 8).

2	Significant accounting policies

(a)	Statement of compliance

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRS”), promulgated by the International Accounting Standards Board (“IASB”). A summary of the significant accounting policies adopted by the Company is set out below. IFRS include International Accounting Standards (“IAS”) and Interpretations.

The IASB has issued certain new and revised IFRSs that are first effective or available for early adoption for the current accounting period of the Company. The adoption of these new and revised IFRS did not result in significant changes to the Company’s accounting policies applied in these financial statements for the periods presented.

The Company has not applied any standard or interpretation that is not yet effective for the current accounting period (see note 19).

(b)	Basis of preparation of the financial statements

The measurement basis used in the preparation of the financial statements is the historical cost basis except that available-for-sale securities and derivative financial instruments are stated at their fair value as explained in notes 2(k) and 2(l).

The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(b)	Basis of preparation of the financial statements (continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of IFRS that have significant effects on the financial statements and estimates with a significant risk of material adjustment are discussed in note 18.

(c)	Investments in associate

An associate is an entity over which the Company has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but not control or joint control over those policies.

The results and assets and liabilities of an associate are incorporated in these financial statements using the equity method of accounting. Under the equity method, the investment in an associate is carried in the balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less impairment in the value of individual investments. Losses of an associate in excess of the Company’s interest in that associate, which includes any long-term interests that, in substance, form part of the Company’s net investment in the associate, are recognized only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognized at the date of acquisition is recognized as goodwill. The goodwill is included within the carrying amount of the investment and is assessed for impairment as part of the investment. Any excess of the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities over the cost of acquisition, after reassessment, is recognized immediately in profit or loss.

Where the Company transacts with its associates, profits and losses are eliminated to the extent of the Company’s interest in the relevant associate, except where unrealized losses provide evidence of an impairment of the assets transferred, in which case they are recognized immediately in profit or loss.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(d)	Intangible assets

Intangible assets are stated at cost less accumulated amortization and impairment losses (if any).

Amortization of intangible assets is charged to profit or loss on a straight-line basis over the asset’s estimated useful life of ten years. Both the period and method of amortization are reviewed annually.

(e)	Impairment of tangible and intangible assets excluding goodwill

At each balance sheet date, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a re-valued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a re-valued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Management does not believe there is any impairment to tangible or intangible assets at December 31, 2007 or 2006.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(f)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and in hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

(g)	Other receivables

Other receivables are initially recognized at fair value and thereafter stated at amortized cost less impairment losses for bad and doubtful debts, except where the receivables are interest-free loans made to related parties without any fixed repayment terms or the effect of discounting would be immaterial. In such cases, the receivables are stated at cost less impairment losses for bad and doubtful debts.

Impairment losses for bad and doubtful debts are measured as the difference between the carrying amount of the financial asset and the estimated future cash flows, discounted where the effect of discounting is material.

(h)	Other payables

Other payables are initially recognized at fair value and thereafter stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(i)	Income tax

Income tax for the year comprises the sum of the tax currently payable and deferred tax.

Current tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities are recognized for taxable temporary differences arising on investment in an associate, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(j)	Employee benefits

Salaries, annual bonuses, paid annual leave, contributions to defined contribution retirement plans and the cost of non-monetary benefits are accrued in the year in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

(k)	Investments in debt and equity securities

Investments in securities, being those held for non-trading purposes, are classified as available-for-sale securities and are initially recognized at fair value plus transaction costs. At each balance sheet date the fair value is remeasured, with any resultant gain or loss being recognized directly in equity in the fair value reserve, except for impairment losses and, in the case of monetary items such as debt securities, foreign exchange gains and losses which are recognized directly in profit or loss. Where these investments are interest-bearing, interest calculated using the effective interest method is recognized in profit or loss. When these investments are derecognized, the cumulative gain or loss previously recognized directly in equity is recognized in profit or loss.

Investments are recognized/derecognized on the date the Company commits to purchase/sell the investments or they expire.

Available-for-sale securities are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such evidence exists, any impairment loss is determined and recognized. When available-for-sale securities are impaired, the cumulative loss that had been recognized directly in equity is removed from equity and is recognized in profit or loss. The amount of the cumulative loss that is recognized in profit or loss is the difference between the acquisition cost (net of any principal repayment and amortization) and current fair value, less any impairment loss on that asset previously recognized in profit or loss.

Impairment losses recognized in profit or loss in respect of available-for-sale equity securities are not reversed through profit or loss. Any subsequent increase in the fair value of such assets is recognized directly in equity.

Management does not believe there has been any impairment in the Company’s investments at December 31, 2007.

(l)	Derivative financial instruments

Derivative financial instruments are recognized initially at fair value and attributable transaction costs are recognized in profit or loss when incurred. At each balance sheet date the derivatives are measured at fair value, and the gain or loss on remeasurement to fair value is charged immediately to profit or loss.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(m)	Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events, are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

The Company has approved a management incentive program to pay directors a bonus, which is tied to the Company's profit, using a pre-approved formula (up to 5% of realized net profits).

In the year ended December 31, 2007, the Company recorded net income of $8,263,121 which is mainly from finance income. The final profits and gains realized could fluctuate and therefore, the liability under management incentive program is of uncertain timing and amount. Therefore, the Company has made provision for management bonus of $33,838 in year 2007. The Company may make further provision as and when future profits are realized and bonuses are approved for payment by the Board of Directors.

(n)	Translation of foreign currencies

The financial statements of the Company are presented in the currency of the primary economic environment in which the Company operates (its functional currency). For the purpose of the financial statements, the results and financial position of the Company are expressed in United States dollars, which is the functional currency of the Company.

In preparing the financial statements of the Company, foreign currency transactions are translated into United States dollars at the rates of exchange prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

2	Significant accounting policies (continued)

(n)	Translation of foreign currencies (continued)

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in the profit and loss account for the year. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the year except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognized directly in equity. For such non-monetary items, any exchange component of that gain or loss is also recognized directly in equity.

(o)	Related parties

For the purposes of these financial statements, a party is considered to be related to the Company if:

(i)

the party has the ability, directly or indirectly through one or more intermediaries, to control the Company or exercise significant influence over the Company in making financial and operating policy decisions, or has joint control over the Company;

	(ii)	the Company and the party are subject to common control;
	(iii)	the party is a subsidiary, an associate of the Company or a joint venture in which the Company is a venturer;
(iv)

the party is a member of key management personnel of the Company or the Company’s parent, or a close family member of such an individual, or is an entity under the control, joint control or significant influence of such individuals;

	(v)	the party is a close family member of a party referred to in (i) or is an entity under the control, joint control or significant influence of such individuals; or
	(vi)	the party is a post-employment benefit plan which is for the benefit of employees of the Company or of any entity that is a related party of the Company.

Close family members of an individual are those family members who may be expected to influence, or be influenced by, that individual in their dealings with the entity.

Management fees paid and payable to related companies controlled by directors during the year are $230,713 (2006 - $115,854; 2005 – $107,998).

3	Other revenue

	2007	2006	2005
	$	$	$
Bank interest income	35,225	-	-
Others	271	-	-

	35,496	-	-

4	Other gains and losses

	2007	2006	2005
	$	$	$
Gain on re-measurement of derivative financial	9,091,714	-	-
instruments to fair value
Gain on foreign currency future contracts	60,010	-	-
Other exchange gain	36,656	-	-

	9,188,380	-	-

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

5	Profit/(loss) before taxation

Profit/(loss) before taxation is arrived at after charging:

	2007	2006	2005
	$	$	$
Amortization of intangible asset (included in administrative expenses)	145,591	-	-

Auditor’s remuneration	119,586	6,436	-

6	Income tax

(a)	No provision has been made for Hong Kong Profits Tax as the directors consider that the Company did not earn any assessable income during the current year and prior years.

(b)	Reconciliation between tax expense and accounting profit/(loss) at applicable tax rates:

	Year ended December 31,
	2007	2006	2005
Profit/(loss) before taxation	$8,263,121	$(131,061)	$(116,795)

Notional Hong Kong profits tax calculated at 17.5%	$1,446,046	$(22,936)	$(20,439)
Tax effect of non-taxable income	(1,614,193)	-	-
Tax effect of non-deductible expenses	168,147	22,936	20,439

Actual tax expense in the income statement	$-	$-	$-

The tax effect of non-taxable income represents the realized and unrealized gain on available-for-sale securities and derivative financial instruments that are exempt from Hong Kong income tax.

7	Directors’ remuneration

(a)	Directors’ remuneration disclosed pursuant to section 161 of the Hong Kong Companies Ordinance is as follows:

	2007	2006	2005

Fees	$10,382	-	-

Directors’ emoluments	50,422	-	-

	$60,804	-	-

Directors’ emoluments represent management incentive bonus and other fringe benefits paid or payable to directors during the year.

8	Intangible asset

Cost:
At January 1, 2007	$-
Addition	1,744,697
Exchange adjustment	3,110

At December 31, 2007	$1,747,807

Accumulated amortization:
At January 1, 2007	$-
Charge for the year	145,591

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Exchange adjustment	60

At December 31, 2007	$145,651

Net book value:
At December 31, 2007	$1,602,156

The intangible asset represents the right to use, market, distribute, sell, grant sub-licenses to clients to use the Advanced Zeolite Technologies (the “Technologies”) and commercially exploit the Technologies in Asia (the “Right”), of which the useful life is estimated to be 10 years.

On February 18, 2007, the Company entered into the Advanced Zeolite Technologies Market Development Agreement (the “Agreement”) with ZEOX Corporation (“ZEOX”), a company listed on the TSX Venture Exchange. Pursuant to the Agreement, ZEOX granted the Right to the Company whereby the Company allotted and issued 100,000,000 ordinary shares at HK$0.0001 each to ZEOX on February 19, 2007. In addition, the Company agreed to pay a 10% royalty on all revenues derived from sales into the Asian markets utilising the Technologies while ZEOX agreed to expend a minimum of CDN$200,000 to develop the Asian market and infrastructure.

The initial term of the Agreement is be for a period of five years (“Initial Term”) and is renewable for an additional five-year term, provided that the aggregate amounts paid to ZEOX or invested in the capital stock of ZEOX during the Initial Term were at least CDN$1,000,000

Accordingly, pursuant to the Agreement, the Company subscribed for 3,335,000 units at a price of CDN$0.30 per unit (each consisting of one common share of ZEOX and one share purchase warrant exercisable into one common share at CDN$0.39 per share until September 30 2007) on March 26, 2007, in order to extend the Right for five more years and have Australia added in the territory.

The warrants were accounted for as a derivative during 2007, and a gain on remeasurement of these derivative financial instruments to fair value of US$8,907,729 was recognized accordingly. The 3,335,000 share purchase warrants were exercised in July 2007.

9	Interest in an associate

On October 22, 2007, the Company purchased, by way of new equity investment of CDN$350,018, a 25% equity interest in Nanostructured Minerals Corporation (“NMC”), a wholly-owned subsidiary company of ZEOX. The directors of the Company consider that the transaction is part of the continuing collaborative development program between the Company and ZEOX to commercialise unique zeolite-based product formulations in Asia.

Particulars of the Company’s associate as at December 31, 2007, which is an unlisted corporate entity, are as follows:

Name of company	Form of business structure	Place of incorporation and operation	Ownership interest	Principal activity
Nanostructured Minerals Corporation	Private company	Canada	25%	Repairing a plant site of a sodium sulphate mine in Saskatchewan, Canada, for future production

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Summarized financial information in respect of the Company’s associate is set out below:

December 31, 2007
Total assets	$1,891,812
Total liabilities	(519,002)

Net assets	$1,372,810

Company’s share of associate’s net assets	$343,203

Year ended
December 31, 2007

Revenue	$-

Profit for the year	$584

Company’s share of associate’s profit for the year	$83

10	Other financial assets, including derivatives

	2007	2006
Non-current financial assets

Available-for-sale equity securities (note a)
Listed outside Hong Kong, at market value	$18,258,057	$-

Current financial assets

Warrants (note b)
Unlisted outside Hong Kong, at fair value	$241,729	$-

(a)

Available-for-sale equity securities represent 7,615,800 common shares of ZEOX. ZEOX is a Canadian publicly-traded company which trades on the Toronto Stock Exchange. ZEOX’s principal business activity is the commercialization of certain patented and proprietary zeolite technologies. ZEOX disclosed in its June 30, 2007 audited financial statements that ZEOX has realized recurring losses and negative cash flows from operations and has an accumulated deficit at June 30, 2007, and that these factors cast doubt as to ZEOX’s ability to continue as a going concern.

(b)

On July 20, 2007, ZEOX closed a private placement of 3,000,000 units at CDN$2 each. Each unit consists of one unit of its common shares and one-half purchase warrant. Each purchase warrant is exercisable into one common share at CDN$2.25 per share through July 19, 2008.

11	Other receivables

Other receivables mainly represented balances of trust accounts maintained with brokers and lawyers.

12	Cash and cash equivalents

	2007	2006

Deposits with banks	$1,470,327	$-
Cash at banks and other financial institutions and in hand	800,947	272

Cash and cash equivalents in the balance sheet and cash flow statement
	$2,271,274	$272

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

Included in cash and cash equivalents are the following amounts denominated in a currency other than the Company’s functional currency:

	2007	2006

Canadian Dollars	CDN$ 570,989	CDN$ -
Hong Kong Dollars	HK$ 13,222,178	HK$ 2,115

13	Other payables

Other payables mainly represented outstanding professional service fees and audit fees.

14	Amounts due to directors

The amounts due to directors are unsecured, interest-free and have no fixed terms of repayment.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

15	Capital and reserves

	Share	Share	Fair value	Translation	(Accumulated
	capital	premium	reserve	reserve	losses)/retained	Total
	(note (a))	(note (a))	(note (b))	(note (c))
At January 1, 2005	$1	$-	$-	$-	$(9,007)	$(9,006)
Net income recognized directly in
equity
Translation adjustment	-	-	-	18	-	18

Loss for the period	-	-	-	-	(116,795)	(116,795)

Total recognized income and expense
for the year	-	-	-	18	(116,795)	(116,777)

At December 31, 2005	$1	$-	$-	$18	$(125,802)	$(125,783)

Net income recognized directly in
equity
Translation adjustment	-	-	-	136	-	136

Loss for the period	-	-	-	-	(131,061)	(131,061)

Total recognized income and expense
for the year	-	-	-	136	(131,061)	(130,925)

Movements in equity arising from
capital transactions:
Issue of share capital	3,216	-	-	-	-	3,216

At 31 December 2006	$3,217	$-	$-	$154	$(256,863)	$(253,492)

Net income recognized directly in
equity
Changes in fair value for available-for-
sale equity securities	-	-	3,156,100	-	-	3,156,100
Translation adjustment on available-for-
sale equity	-	-	1,238,215	-	-	1,238,215
Translation adjustment	-	-	-	14,077	-	14,077

	-	-	4,394,315	14,077	-	4,408,392

Profit for the year	-	-	-	-	8,263,121	8,263,121

Movements in equity arising from
capital transactions:
Issue of share capital	3,487	10,193,715	-	-	-	10,197,202

At 31 December 2007	$6,704	$10,193,715	$4,394,315	$14,231	$8,006,258	$22,615,223

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

15.	Capital and reserves (continued)

(a)	Share capital

	2007	2006

Authorised:
10,000,000,000 ordinary shares of HK$0.0001 each	1,285,185	1,285,185

	2007		2006
	Number of		Number of
	shares	Amount	shares	Amount
Issued and fully paid:

At January 1	250,000,000	$3,217	1	$1
Issued during the year	272,332,340	3,487	249,999,999	3,216

At December 31,	522,332,340	$6,704	250,000,000	$3,217

The Company was incorporated with an authorized capital of 1,000,000 ordinary shares of HK$0.0001 each. On incorporation, one share was issued and fully paid for cash at par as initial capital of the Company.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

By a written resolution passed on December 20, 2006, the Company’s authorised share capital increased to HK$1,000,000 by the creation of an additional 9,900,000,000 ordinary shares of HK$0.0001 each. On December 21, 2006, 249,999,999 ordinary shares of HK$0.0001 each were allotted and issued at par for cash.

On February 19, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each in exchange for the intangible asset described in note 8. The difference between nominal value and issue price was credited to share premium account.

On June 25, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each. The difference between nominal value and issue price was credited to the share premium account.

On August 25, 2007, 43,320,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007, including an over-subscription of 18,320,000 ordinary shares.

On August 29, 2007, 24,393,750 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

15	Capital and reserve (continued)

(a)	Share capital (continued)

On September 4, 2007, 565,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On September 7, 2007, 350,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On December 6, 2007, 2,548,590 and 1,000,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each and HK$0.80 each respectively pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007 and August 1, 2007, respectively.

On December 14, 2007, 155,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$ 0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

(b)	Fair value reserve

The fair value equity reserve comprises the cumulative net change in the fair value of available-for- sale securities held at the balance sheet date and is dealt with in accordance with the accounting policy in note 2(k).

(c)	Translation reserve

The translation reserve comprises accumulated translation adjustment gains or loss from the translation of foreign currencies financial statements.

16	Financial instruments

Exposure to liquidity, foreign currency and interest rate risks during the year is described below.

(a)	Liquidity risk

The Company’s policy is to regularly monitor current and expected liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

(b)	Foreign currency risk

The Company is developing its operations in North America with Canadian dollar investments through its collaborative agreement with Zeox Corporation, a Canadian listed company. With regard to Canadian investment requirements, the Company mitigates the effect of its balance sheet currency exposure by purchasing foreign exchange contracts in Canadian dollars or conversion of its surplus cash into Canadian dollars. Almost all of investments in Canadian operations are hedged in this way.

On December 31, 2007, the Company entered into a foreign exchange contract to purchase CDN$1,422,857 (2006 and 2005: nil) and sell the equivalent HK$ at a rate of 7.9873.

With regards to US dollars, since the Hong Kong dollar and US dollar exchange rates are linked, there is limited balance sheet currency exposure.

The Company does not currently have material transactional currency exposures since it has not commenced commercial operations as at December 31, 2007.

     Logician Minerals Limited
Financial statements for the year ended December 31, 2007

An analysis on the Company’s sensitivity to a 5% fluctuation in the exchange rate between CDN$ and USD was performed assuming that the change in the exchange rate had occurred at the balance sheet date. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in exchange rate of CDN$ against USD. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates. Where CDN$ strengthens against USD by 5%, the Company’s profit for the year and fair value reserve will approximately be increased by $46,077 (2006 and 2005: nil) and $912,903 (2006 and 2005: nil) respectively. For a weakening of CDN$ against USD, there would be an equal and opposite impact on the net profit and fair value reserve. The analysis is performed on the same basis for 2006 and 2005.

The following table details the Company’s exposure at the balance sheet date to currency risk arising from forecast transactions or recognized assets or liabilities dominated in CDN$:

	2007	2006
	CDN$	CDN$
Available-for-sale equity securities	17,897,130	-
Warrants	236,950	-
Other receivables	95,388	-
Cash and cash equivalents	570,989	-

Overall net exposure	18,800,457	-

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

16	Financial instruments (continued)

(c)	Interest rate risk

Effective interest rates and repricing analysis

In respect of income-earning financial assets, the following table indicates their effective interest rates at the balance sheet date and the periods in which they reprice or the maturity dates, if earlier.

			2007					2006

	Effective					Effective
	interest		1 year	1 - 2	2 - 5	interest		1 year	1 - 2	2 - 5
	rate	Total	or less	years	years	rate	Total	or less	years	years
	%	$	$	$	$	%	$	$	$	$
Re-pricing dates for assets/(liabilities) which re-price before maturity

Cash at banks and other financial institutions	2.00 - 2.75	800,947	800,947	-	-	1.75 -2.00	272	272	-	-

Maturity dates for assets which do not reprice before maturity

Deposits with banks	2.44	1,470,327	1,470,327	-	-	-	-	-	-	-

(d)	Fair values

All financial instruments are carried at amounts not materially different from their fair values as at December 31, 2007 and 2006.

(e)	Estimation of fair values

The following summarises the major methods and assumptions used in estimating the fair values of financial instruments held by the Company.

(i) Available-for-sale equity securities

Fair value is based on quoted market prices at the balance sheet date without any deduction for transaction costs.

(ii) Warrants

Fair value is estimated using a binomial lattice model by reference to market related data at the balance sheet dates

Logician Minerals Limited
Financial statements for the year ended December 31, 2007

17	Material related party transactions

During the year, there were no material related party transactions other than those transactions and balances disclosed elsewhere in these financial statements.

18	Significant accounting estimates and judgements

Impairment of assets

Internal and external sources of information are reviewed by the Company at each balance sheet date to assess whether there is any indication that an asset may be impaired. If any such indication exists, the recoverable amount of the asset is estimated. Changes in facts and circumstances may result in revisions to the conclusion of whether an indication of impairment exists and revised estimates of recoverable amounts, which would affect profit or loss in future years.

19	Possible impact of amendments, new standards and interpretations issued but not yet effective for the accounting year ended December 31, 2007

At the date of authorisation of these financial statements, the IASB has issued a number of standards and interpretations which were in issue but not yet effective:

Effective for annual periods
beginning on or after
IAS 1 Amendment	Puttable financial instruments	January 1, 2009
IAS 1 (Revised)	Presentation of financial statements	January 1, 2009
IAS 23 (Revised)	Borrowing costs	January 1, 2009
IAS 27 (Revised)	Consolidated and separate financial statements	July 1, 2009
IAS 32 Amendment	Puttable financial instruments	January 1, 2009
IFRS 2 (Revised)	Share-based payment	January 1, 2009
IFRS 3 (Revised)	Business combinations	July 1, 2009
IFRS 8	Operating Segments	January 1, 2009
IFRIC – Int 11	IFRS 2 – Group and treasury share transactions	March 1, 2007
IFRIC – Int 12	Service concession arrangements	January 1, 2008
IFRIC – Int 13	Customer loyalty programmes	July 1, 2008
IFRIC – Int 14	IAS 19 – The limit on a defined benefit asset, minimum	January 1, 2008
funding requirements and their interaction

The Company is in the process of making an assessment of what the impact of these new or revised standards or interpretations is expected to be in the period of their initial application.

Logician Minerals Limited

March 31, 2008

     Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Statements of operations - unaudited
For the three months ended March 31, 2008 and 2007
(Expressed in Hong Kong and US dollars)

Dollars		Hong Kong Dollars		US
	Note	2008	2007	2008	2007
		$	$	$	$
Administrative expenses		(1,588,193)	(731,085)	(203,747)	(93,628)
Other revenue	3	76,827	235	9,855	30
Other gains and losses	4	(2,217,861)	-	(284,527)	-
Share of loss of an associate	9	(124,266)	-	(15,941)	-

Loss before taxation	5	(3,853,493)	(730,850)	(494,360)	(93,598)

Income tax	6	-	-	-	-

Loss for the period		(3,853,493)	(730,850)	(494,360)	(93,598)

Basic and diluted loss per share		*	*	*	*

Weighted average number of ordinary
shares outstanding		522,332,340	284,831,461	522,332,340	284,831,461

____________________
* Less than ($0.01) per share

     Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Balance sheets as at March 31, 2008 (unaudited) and December 31, 2007

(Expressed in Hong Kong and US dollars)

		Hong Kong Dollars		US Dollars
	Note	2008	2007	2008	2007
Assets and liabilities

Non-current assets
Intangible asset	8	12,153,967	12,494,732	1,561,725	1,602,156
Interest in an associate	9	2,545,624	2,676,537	327,100	343,203
Other financial assets	10	94,521,502	142,389,083	12,145,547	18,258,057

		109,221,093	157,560,352	14,034,372	20,203,416

Current assets
Other financial assets, including	10	355,231	1,885,169	45,645	241,729
derivatives
Other receivables	11	773,174	781,396	99,349	100,196
Cash and cash equivalents	12	14,951,756	17,712,985	1,921,227	2,271,274

		16,080,161	20,379,550	2,066,221	2,613,199

Current liabilities
Other payables	13	581,476	1,137,622	74,717	145,873
Amounts due to directors	14	78,195	432,976	10,048	55,519

		659,671	1,570,598	84,765	201,392

Net current assets		15,420,490	18,808,952	1,981,456	2,411,807

Net assets		124,641,583	176,369,304	16,015,828	22,615,223

Capital and reserves
Share capital	15	52,233	52,233	6,704	6,704
Reserves	15	124,589,350	176,317,071	16,009,124	22,608,519

Total equity		124,641,583	176,369,304	16,015,828	22,615,223

     Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Statement of changes in equity - unaudited
For the three months ended March 31, 2008
(Expressed in Hong Kong and US dollars)

	Note	Hong Kong Dollars	US Dollars
		$	$

Total equity at January 1, 2008		176,369,304	22,615,223

Net income recognized directly in equity

Changes in fair value of available-for-sale equity securities	15	(42,635,335)	(5,469,643)

Translation adjustment on available-for-sale equity securities	15	(5,232,246)	(671,239)

Translation adjustment	15	(6,647)	35,847

		(47,874,228)	(6,105,035)

Loss for the period		(3,853,493)	(494,360)

Total equity at March 31, 2008		124,641,583	16,015,828

     Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Cash flow statements – unaudited

For the three months ended March 31, 2008 and 2007

(Expressed in Hong Kong and United States dollars)

	Hong Kong Dollars		US Dollars
	2008	2007	2008	2007
	$	$	$	$
Operating activities
Loss before taxation	(3,853,493)	(730,850)	(494,360)	(93,598)
Adjustments for:
Interest income	(76,399)	(235)	(9,801)	(30)
Share of loss of associate	124,266	-	15,941	-
Amortization of intangible asset	340,765	113,588	43,716	14,547
Loss on re-measurement of derivative financial
instruments to fair value	1,529,938	-	196,274	-
Net translation adjustment	-	-	4,162	1,157

Operating loss before changes in working capital	(1,934,923)	(617,497)	(244,068)	(77,924)

Decrease/(increase) in other receivables	8,222	(74,050)	847	(9,479)
(Decrease)/increase in amounts due to directors	(354,781)	270,144	(45,471)	33,493
(Decrease)/increase in other payables	(556,146)	132,300	(71,156)	16,901

Net cash used in operating activities	(2,837,628)	(289,103)	(359,848)	(37,009)

Investing activities
Payment for purchase of available-for-sale securities	-	(5,383,950)	-	(689,181)
Interest received	76,399	235	9,801	30

Net cash generated from/(used in) investing
activities	76,399	(5,383,715)	9,801	(689,151)

Financing activities
Subscription money received in advance	-	5,751,000	-	736,166

Net (decrease)/increase in cash and cash
equivalents	(2,761,229)	78,182	(350,047)	10,006

Cash and cash equivalents at beginning of period	17,712,985	2,115	2,271,274	272

Cash and cash equivalents at end of period	14,951,756	80,297	1,921,227	10,278

     Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Notes to the financial statements

(Translated and expressed in US dollars unless otherwise indicated)

(Unaudited)

1	General

Logician Minerals Limited (the “Company”) was a private company with limited liability incorporated on November 8, 2004, and converted into a non-listed public company with limited liability on July 27, 2007 in Hong Kong and has its registered office and principal place of business at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong.

The Company is a start-up organization formed for the purpose of finding remedial solutions for environmental hazards facing the health and welfare of Asian society. The Company is in the process of implementing a plan for proactive and remedial environmental solutions based on the use of non- metallic minerals known as high purity zeolites. The Company has not yet commenced operations as of March 31, 2008; however, in February 2007, the Company acquired certain rights to an industrial mineral, high purity zeolite, which acts as a powerful adsorbent and catalyst (note 8).

2	Significant accounting policies

(a)	Statement of compliance

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRS”), promulgated by the International Accounting Standards Board (“IASB”). A summary of the significant accounting policies adopted by the Company is set out below. IFRS include International Accounting Standards (“IAS”) and Interpretations.

The IASB has issued certain new and revised IFRSs that are first effective or available for early adoption for the current accounting period of the Company. The adoption of these new and revised IFRS did not result in significant changes to the Company’s accounting policies applied in these financial statements for the periods presented.

The Company has not applied any standard or interpretation that is not yet effective for the current accounting period (see note 19).

(b)	Basis of preparation of the financial statements

The accompanying balance sheet as of March 31, 2008, the statements of operations and cash flows for the three months ended March 31, 2008 and 2007, and the statement of changes in equity for the three months ended March 31, 2008, have been prepared by the Company without audit. In the opinion of management all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods have been made. The results of operations for the three months ended March 31, 2008, are not necessarily indicative of operating results for the full year. These interim unaudited financial statements should be read in conjunction with the Company’s audited December 31, 2007 financial statements.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(b)	Basis of preparation of the financial statements (continued)

The measurement basis used in the preparation of the financial statements is the historical cost basis except that available-for-sale securities and derivative financial instruments are stated at their fair value as explained in notes 2(k) and 2(l).

The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of IFRS that have significant effects on the financial statements and estimates with a significant risk of material adjustment are discussed in note 18.

(c)	Investments in associate

An associate is an entity over which the Company has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but not control or joint control over those policies.

The results and assets and liabilities of an associate are incorporated in these financial statements using the equity method of accounting. Under the equity method, the investment in an associate is carried in the balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less impairment in the value of individual investments. Losses of an associate in excess of the Company’s interest in that associate, which includes any long-term interests that, in substance, form part of the Company’s net investment in the associate, are recognized only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognized at the date of acquisition is recognized as goodwill. The goodwill is included within the carrying amount of the investment and is assessed for impairment as part of the investment. Any excess of the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities over the cost of acquisition, after reassessment, is recognized immediately in profit or loss.

Where the Company transacts with its associates, profits and losses are eliminated to the extent of the Company’s interest in the relevant associate, except where unrealized losses provide evidence of an impairment of the assets transferred, in which case they are recognized immediately in profit or loss.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(d)	Intangible assets

Intangible assets are stated at cost less accumulated amortization and impairment losses (if any).

Amortization of intangible assets is charged to profit or loss on a straight-line basis over the asset’s estimated useful life of ten years. Both the period and method of amortization are reviewed annually.

(e)	Impairment of tangible and intangible assets excluding goodwill

At each balance sheet date, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a re-valued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a re-valued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Management does not believe there is any impairment to tangible or intangible assets at March 31, 2008.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(f)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and in hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

(g)	Other receivables

Other receivables are initially recognized at fair value and thereafter stated at amortized cost less impairment losses for bad and doubtful debts, except where the receivables are interest-free loans made to related parties without any fixed repayment terms or the effect of discounting would be immaterial. In such cases, the receivables are stated at cost less impairment losses for bad and doubtful debts.

Impairment losses for bad and doubtful debts are measured as the difference between the carrying amount of the financial asset and the estimated future cash flows, discounted where the effect of discounting is material.

(h)	Other payables

Other payables are initially recognized at fair value and thereafter stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(i)	Income tax

Income tax for the periods comprises the sum of the tax currently payable and deferred tax.

Current tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity.

Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities are recognized for taxable temporary differences arising on investment in an associate, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(j)	Employee benefits

Salaries, annual bonuses, paid annual leave, contributions to defined contribution retirement plans and the cost of non-monetary benefits are accrued in the period in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

(k)	Investments in debt and equity securities

Investments in securities, being those held for non-trading purposes, are classified as available-for-sale securities and are initially recognized at fair value plus transaction costs. At each balance sheet date the fair value is remeasured, with any resultant gain or loss being recognized directly in equity in the fair value reserve, except for impairment losses and, in the case of monetary items such as debt securities, foreign exchange gains and losses which are recognized directly in profit or loss. Where these investments are interest-bearing, interest calculated using the effective interest method is recognized in profit or loss. When these investments are derecognized, the cumulative gain or loss previously recognized directly in equity is recognized in profit or loss.

Investments are recognized/derecognized on the date the Company commits to purchase/sell the investments or they expire.

Available-for-sale securities are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such evidence exists, any impairment loss is determined and recognized. When available-for-sale securities are impaired, the cumulative loss that had been recognized directly in equity is removed from equity and is recognized in profit or loss. The amount of the cumulative loss that is recognized in profit or loss is the difference between the acquisition cost (net of any principal repayment and amortization) and current fair value, less any impairment loss on that asset previously recognized in profit or loss.

Impairment losses recognized in profit or loss in respect of available-for-sale equity securities are not reversed through profit or loss. Any subsequent increase in the fair value of such assets is recognized directly in equity.

Management does not believe there has been any impairment in the Company’s investments at March 31, 2008.

(l)	Derivative financial instruments

Derivative financial instruments are recognized initially at fair value and attributable transaction costs are recognized in profit or loss when incurred. At each balance sheet date the derivatives are measured at fair value, and the gain or loss on remeasurement to fair value is charged immediately to profit or loss.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(m)	Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events, are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

The Company has approved a management incentive program to pay directors a bonus, which is tied to the Company's profit, using a pre-approved formula (up to 5% of realized net profits).

In the three months ended March 31, 2008, the Company recorded net loss of $494,360. The final profits and gains realized could fluctuate and therefore, the liability under the management incentive program is of uncertain timing and amount. Therefore, the Company does not make any provision for management bonus in the three months ended March 31, 2008. The Company may make further provision as and when future profits are realized and bonuses are approved for payment by the Board of Directors. In addition, no bonus was incurred during the three months ended March 31, 2007.

(n)	Translation of foreign currencies

The financial statements of the Company are presented in the currency of the primary economic environment in which the Company operates (its functional currency). For the purpose of the financial statements, the results and financial position of the Company are expressed in United States dollars, which is the functional currency of the Company.

In preparing the financial statements of the Company, foreign currency transactions are translated into United States dollars at the rates of exchange prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

2	Significant accounting policies (continued)

(n)	Translation of foreign currencies (continued)

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in the profit and loss account for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognized directly in equity. For such non-monetary items, any exchange component of that gain or loss is also recognized directly in equity.

(o)	Related parties

For the purposes of these financial statements, a party is considered to be related to the Company if:

(i)

the party has the ability, directly or indirectly through one or more intermediaries, to control the Company or exercise significant influence over the Company in making financial and operating policy decisions, or has joint control over the Company;

	(ii)	the Company and the party are subject to common control;
	(iii)	the party is a subsidiary, an associate of the Company or a joint venture in which the Company is a venturer;
(iv)

the party is a member of key management personnel of the Company or the Company’s parent, or a close family member of such an individual, or is an entity under the control, joint control or significant influence of such individuals;

	(v)	the party is a close family member of a party referred to in (i) or is an entity under the control, joint control or significant influence of such individuals; or
	(vi)	the party is a post-employment benefit plan which is for the benefit of employees of the Company or of any entity that is a related party of the Company.

Close family members of an individual are those family members who may be expected to influence, or be influenced by, that individual in their dealings with the entity.

Management fees paid and payable to related companies controlled by directors during the three months ended March 31, 2008 are $92,368 (2007 – $57,631).

3	Other revenue

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007
	$	$

Bank interest income	9,801	30
Others	54	-

	9,855	30

4	Other gains and losses

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007
	$	$

Loss on remeasurement of derivative financial instruments
to fair value	196,274	-
Other exchange loss	88,253	-

	284,527	-

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

5	Loss before taxation

Loss before taxation is arrived at after charging:

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007
	$	$
Amortization of intangible asset (included in administrative
expenses)	43,716	14,547

6	Income tax

(a)	No provision has been made for Hong Kong Profits Tax as the directors consider that the Company did not earn any assessable income during the current period and prior years.

(b)	Reconciliation between tax expense and accounting loss at applicable tax rates:

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007
Loss before taxation	$(494,360)	$(93,598)
Notional Hong Kong profits tax calculated at 16.5% (2007
– 17.5%)	$(81,569)	$(16,380)
Tax effect of non-taxable income	(1,618)	(5)
Tax effect of non-deductible expenses	83,187	16,385
Actual tax expense in the income statement	$-	$-

The tax effect of non-taxable income mainly represents interest income that is exempt from Hong Kong income tax.

7	Directors’ remuneration

(a)	Directors’ remuneration disclosed pursuant to section 161 of the Hong Kong Companies Ordinance is as follows:

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007
	$	$
Fees	3,464	-

Directors’ emoluments	5,897	-

	9,361	-

Directors’ emoluments represent management incentive bonus and other fringe benefits paid or payable to directors during the period.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

8	Intangible asset

	March 31, 2008	December 31, 2007
Cost:	(unaudited)

At beginning of period	$1,747,807	$-
Addition	-	1,744,697
Exchange adjustment	3,660	3,110

At end of period	$1,751,467	$1,747,807

Accumulated amortization:
At beginning of period	$145,651	$-
Charge for the period	43,716	145,591
Exchange adjustment	375	60

At end of period	$189,742	$145,651

Net book value:
At end of period	$1,561,725	$1,602,156

The intangible asset represents the right to use, market, distribute, sell, grant sub-licenses to clients to use the Advanced Zeolite Technologies (the “Technologies”) and commercially exploit the Technologies in Asia (the “Right”), of which the useful life is estimated to be 10 years.

On February 18, 2007, the Company entered into the Advanced Zeolite Technologies Market Development Agreement (the “Agreement”) with ZEOX Corporation (“ZEOX”), a company listed on the TSX Venture Exchange. Pursuant to the Agreement, ZEOX granted the Right to the Company whereby the Company allotted and issued 100,000,000 ordinary shares at HK$0.0001 each to ZEOX on February 19, 2007. In addition, the Company agreed to pay a 10% royalty on all revenues derived from sales into the Asian markets utilising the Technologies while ZEOX agreed to expend a minimum of CDN$200,000 to develop the Asian market and infrastructure.

The initial term of the Agreement is be for a period of five years (“Initial Term”) and is renewable for an additional five-year term, provided that the aggregate amounts paid to ZEOX or invested in the capital stock of ZEOX during the Initial Term were at least CDN$1,000,000

Accordingly, pursuant to the Agreement, the Company subscribed for 3,335,000 units at a price of CDN$0.30 per unit (each consisting of one common share of ZEOX and one share purchase warrant exercisable into one common share at CDN$0.39 per share until September 30 2007) on March 26, 2007, in order to extend the Right for five more years and have Australia added in the territory.

The warrants were accounted for as a derivative during 2007, and a gain on remeasurement of these derivative financial instruments to fair value of US$8,907,729 was recognized accordingly. The 3,335,000 share purchase warrants were exercised in July 2007.

9	Interest in an associate

On October 22, 2007, the Company purchased, by way of new equity investment of CDN$350,018, a 25% equity interest in Nanostructured Minerals Corporation (“NMC”), a wholly-owned subsidiary company of ZEOX. The directors of the Company consider that the transaction is part of the continuing collaborative development program between the Company and ZEOX to commercialise unique zeolite-based product formulations in Asia.

Particulars of the Company’s associate as at March 31, 2008, which is an unlisted corporate entity, are as follows:-

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

Name of company	Form of business structure	Place of incorporation and operation	Ownership interest	Principal activity
Nanostructured Minerals Corporation	Private company	Canada	25%	Repairing a plant site of a sodium sulphate mine in Saskatchewan, Canada, for future production

Summarized financial information in respect of the Company’s associate is set out below:

March 31, 2008

Total assets	$1,755,764

Total liabilities	(447,405)

Net assets	$1,308,359

Company’s share of associate’s net assets	$327,100

Period ended
March 31, 2008

Revenue	$-

Loss for the period	$63,867

Company’s share of associate’s profit for the period	$15,941

10	Other financial assets, including derivatives

	March 31, 2008	December 31, 2007
	(unaudited)
Non-current financial assets

Available-for-sale equity securities (note i)
Listed outside Hong Kong, at market value	$12,145,547	$18,258,057

Current financial assets

Warrants (note ii)
Unlisted outside Hong Kong, at fair value	$45,645	$241,729

i.

Available-for-sale equity securities represent 7,615,800 common shares of ZEOX. ZEOX is a Canadian publicly-traded company which trades on the Toronto Stock Exchange. ZEOX’s principal business activity is the commercialization of certain patented and proprietary zeolite technologies. ZEOX disclosed in its June 30, 2007 audited financial statements that ZEOX has realized recurring losses and negative cash flows from operations and has an accumulated deficit at June 30, 2007, and that these factors cast doubt as to ZEOX’s ability to continue as a going concern.

ii.

On July 20, 2007, ZEOX closed a private placement of 3,000,000 units at CDN$2 each. Each unit consists of one unit of its common shares and one-half purchase warrant. Each purchase warrant is exercisable into one common share at CDN$2.25 per share through April 19, 2008. The Company purchased 700,000 units of ZEOX common shares under this private placement.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

11	Other receivables

Other receivables mainly represented balances of trust accounts maintained with brokers and lawyers.

12	Cash and cash equivalents

	March 31, 2008	December 31, 2007
	(unaudited)
Deposits with banks	$1,632,739	$1,470,327
Cash at banks and other financial institutions and in hand	288,488	800,947

Cash and cash equivalents in the balance sheet and cash flow
statement	$1,921,227	$2,271,274

Included in cash and cash equivalents are the following amounts denominated in a currency other than the Company’s functional currency:

	March 31, 2008		December 31, 2007
		(unaudited)
Canadian Dollars	CDN$	1,921,604	CDN$	570,989
Hong Kong Dollars	HK$	320,661	HK$	13,222,178

13	Other payables

Other payables mainly represented outstanding professional service fees and audit fees.

14	Amounts due to directors

The amounts due to directors are unsecured, interest-free and have no fixed terms of repayment.

15	Capital and reserves

	Share	Share	Fair Value	Translation	Retained
	Capital	Premium	Reserve	Reserve	Profits	Total
	(note (a))	(note (a))	(note (b))	(note (c))
At January 1, 2008 (audited)	$6,704	$10,193,715	$4,394,315	$14,231	$8,006,258	$22,615,223

Net income recognized
directly in equity
Changes in fair value for	-	-	(5,469,643)	-	-	(5,469,643)
available-for-sale equity
securities
Translation adjustment on	-	-	(671,239)	-	-	(671,239)
available-for-sale equity
Translation adjustment	-	-	-	35,847	-	35,847
	-	-	(6,140,882)	35,847	-	(6,105,035)

Loss for the period	-	-	-	-	(494,360)	(494,360)

At March 31, 2008
(unaudited)	$6,704	$10,193,715	$(1,746,567)	$50,078	$7,511,898	$16,015,828

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

15.	Capital and reserves (continued)

(a)	Share capital

	March 31, 2008	December 31, 2007
	(unaudited)
	$	$
Authorised:
10,000,000,000 ordinary shares of HK$0.0001 each	1,285,185	1,285,185

	March 31, 2008
	(unaudited)		December 31, 2007
	Number of shares		Number of
		Amount	shares	Amount
Issued and fully paid:

At January 1,	522,332,340	$6,704	250,000,000	$3,217
Issued during the period	-	-	272,332,340	3,487

At end of period,	522,332,340	$6,704	522,332,340	$6,704

The Company was incorporated with an authorized capital of 1,000,000 ordinary shares of HK$0.0001 each. On incorporation, one share was issued and fully paid for cash at par as initial capital of the Company.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

By a written resolution passed on December 20, 2006, the Company’s authorised share capital increased to HK$1,000,000 by the creation of an additional 9,900,000,000 ordinary shares of HK$0.0001 each. On December 21, 2006, 249,999,999 ordinary shares of HK$0.0001 each were allotted and issued at par for cash.

On February 19, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each in exchange for the intangible asset described in note 8. The difference between nominal value and issue price was credited to share premium account.

On June 25, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each. The difference between nominal value and issue price was credited to the share premium account.

On August 25, 2007, 43,320,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007, including an over-subscription of 18,320,000 ordinary shares.

On August 29, 2007, 24,393,750 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

15	Capital and reserve (continued)

(a)	Share capital (continued)

On September 4, 2007, 565,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On September 7, 2007, 350,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On December 6, 2007, 2,548,590 and 1,000,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each and HK$0.80 each respectively pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007 and August 1, 2007, respectively.

On December 14, 2007, 155,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$ 0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

(b)	Fair value reserve

The fair value equity reserve comprises the cumulative net change in the fair value of available-for- sale securities held at the balance sheet date and is dealt with in accordance with the accounting policy in note 2(k).

(c)	Translation reserve

The translation reserve comprises accumulated translation adjustment gains or loss from the translation of foreign currencies financial statements.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

16	Financial instruments

Exposure to liquidity, foreign currency and interest rate risks during the period is described below.

(a)	Liquidity risk

The Company’s policy is to regularly monitor current and expected liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

(b)	Foreign currency risk

The Company is developing its operations in North America with Canadian dollar investments through its collaborative agreement with Zeox Corporation, a Canadian listed company. With regard to Canadian investment requirements, the Company mitigates the effect of its balance sheet currency exposure by purchasing foreign exchange contracts in Canadian dollars or conversion of its surplus cash into Canadian dollars. Almost all of investments in Canadian operations are hedged in this way.

With regards to US dollars, since the Hong Kong dollar and US dollar exchange rates are linked, there is limited balance sheet currency exposure.

The Company does not currently have material transactional currency exposures since it has not commenced commercial operations as at March 31, 2008.

An analysis on the Company’s sensitivity to a 5% fluctuation in the exchange rate between CDN$ and USD was performed assuming that the change in the exchange rate had occurred at the balance sheet date. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in exchange rate of CDN$ against USD. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates. Where CDN$ strengthens against USD by 5%, the Company’s profit for the period and fair value reserve will approximately be increased by $96,283 (Year 2007: $46,077) and $607,257 (Year 2007: $912,903) respectively. For a weakening of CDN$ against USD, there would be an equal and opposite impact on the net profit and fair value reserve. The analysis is performed on the same basis for the year 2007.

The following table details the Company’s exposure at the balance sheet date to currency risk arising from forecast transactions or recognized assets or liabilities dominated in CDN$:

	March 31, 2008	December 31, 2007
	(unaudited)
	CDN$	CDN$
Available-for-sale equity securities	12,413,754	17,897,130
Warrants	46,655	236,950
Other receivables	-	95,388
Cash and cash equivalents	1,921,604	570,989

Overall net exposure	14,382,013	18,800,457

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

16	Financial instruments (continued)

(c)	Interest rate risk

Effective interest rates and re-pricing analysis

In respect of income-earning financial assets, the following table indicates their effective interest rates at the balance sheet date and the periods in which they re- price or the maturity dates, if earlier.

	March 31, 2008 (unaudited)					December 31, 2007 (audited)
	Effective					Effective
	interest		1 year	1 - 2	2 - 5	interest		1 year	1 - 2	2 - 5
	rate	Total	or less	years	years	rate	Total	or less	years	years
	%	$	$	$	$	%	$	$	$	$
Re-pricing dates for assets/(liabilities)
which re-price before maturity

Cash at banks and other financial
institutions	[2.00 - 2.75]	288,488	288,488	-	-	[2.00 – 2.75]	800,948	800,947	-	-

Maturity dates for assets which do not
re-price before maturity

Deposits with banks	3.3	1,632,739	1,632,739	-	-	2.44	1,470,327	1,470,327	-	-

(d)	Fair values

All financial instruments are carried at amounts not materially different from their fair values as at March 31, 2008.

(e)	Estimation of fair values

The following summarises the major methods and assumptions used in estimating the fair values of financial instruments held by the Company.

(i) Available-for-sale equity securities

Fair value is based on quoted market prices at the balance sheet date without any deduction for transaction costs.

(ii) Warrants

Fair value is estimated using a binomial lattice model by reference to market related data at the balance sheet dates.

Logician Minerals Limited
Financial statements for the three months ended March 31, 2008

17.	Material related party transactions

During the period, there were no material related party transactions other than those transactions and balances disclosed elsewhere in these financial statements.

18.	Significant accounting estimates and judgments

Impairment of assets

Internal and external sources of information are reviewed by the Company at each balance sheet date to assess whether there is any indication that an asset may be impaired. If any such indication exists, the recoverable amount of the asset is estimated. Changes in facts and circumstances may result in revisions to the conclusion of whether an indication of impairment exists and revised estimates of recoverable amounts, which would affect profit or loss in future years.

19.	Possible impact of amendments, new standards and interpretations issued but not yet effective for the accounting period ended March 31, 2008

At the date of authorisation of these financial statements, the IASB has issued a number of standards and interpretations which were in issue but not yet effective:

Effective for annual
periods beginning
on or after
IAS 1 Amendment	Puttable financial instruments	January 1, 2009
IAS 1 (Revised)	Presentation of financial statements	January 1, 2009
IAS 23 (Revised)	Borrowing costs	January 1, 2009
IAS 27 (Revised)	Consolidated and separate financial statements	July 1, 2009
IAS 32 Amendment	Puttable financial instruments	January 1, 2009
IFRS 2 (Revised)	Share-based payment	January 1, 2009
IFRS 3 (Revised)	Business combinations	July 1, 2009
IFRS 8	Operating segments	January 1, 2009
IFRIC – Int 13	Customer loyalty programmes	July 1, 2008

The Company is in the process of making an assessment of what the impact of these new or revised standards or interpretations is expected to be in the period of their initial application.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Companies Ordinance of Hong Kong provides that every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any proceeding for negligence, default, breach of duty, or breach of trust in which relief is granted to him by the court.

Any provision, whether contained in the articles of any Company or in any contract with a Company or otherwise, for exempting any officer of the Company, or any person employed by the Company as auditor, from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company, is void.

However, a company may, in pursuance of such a provision, indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application for relief relating to a director’s conduct being honest and reasonable in which relief is granted to him by the court.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Recent Sales of Unregistered Securities

We were incorporated with an authorized capital of 1,000,000 ordinary shares with a par value of HK$0.0001 each. On incorporation, one share was issued and fully paid for cash at par value as our initial capital.

By a written resolution passed on December 20, 2006, the Company’s authorised share capital increased to HK$1,000,000 by the creation of an additional 9,900,000,000 ordinary shares with a par value of HK$0.0001 each.

On December 21, 2006, 249,999,999 ordinary shares of HK$0.0001 each were allotted and issued at par for cash.

On February 19, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each in exchange for the intangible asset described in note 8. The difference between nominal value and issue price was credited to share premium account.

On June 25, 2007, 100,000,000 ordinary shares of HK$0.0001 each were allotted and issued for HK$0.20 each. The difference between nominal value and issue price was credited to the share premium account.

On August 25, 2007, 43,320,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007, including an over-subscription of 18,320,000 ordinary shares.

On August 29, 2007, 24,393,750 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On September 4, 2007, 565,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On September 7, 2007, 350,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

On December 6, 2007, 2,548,590 and 1,000,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$0.40 each and HK$0.80 each respectively pursuant to the private placing memorandum of the Company approved by the shareholders on June 1, 2007 and August 1, 2007, respectively.

On December 14, 2007, 155,000 ordinary shares of HK$0.0001 each were allotted and issued at HK$ 0.80 each pursuant to the private placing memorandum of the Company approved by the shareholders on August 1, 2007.

Exhibits and Financial Statements

Exhibit
Number	Description

3(i)	Memorandum of Association

3(ii)	Articles of Association

5.1	Legal Opinion and Authorization

10.1	Lease Agreement

10.2	Advanced Zeolite Technologies Market Development Agreement

10.3	Consulting Agreement with Worldwide Connections Limited

10.4	Consulting Agreement with Prosperity Consultant Company Limited

10.5	Consulting Agreement with Bondwest Enterprises Inc.

10.6	Consulting Agreement with Kitchener Holdings Corp.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included with 5.1)

Undertakings

The undersigned company hereby undertakes as follows:

(a)	We hereby undertake:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

[Remainder of page intentionally left blank; Signature Page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Logician Minerals Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Vancouver, British Columbia, Canada on May 27, 2008.

LOGICIAN MINERALS LIMITED

/s/ John W. F. Gunn
Name: John W. F. Gunn
Title: Chief Executive Officer and Director
Date: May 27, 2008

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints John W. F. Gunn as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

By: /s/ John W. F. Gunn
John W. F. Gunn	Chief Executive Officer and Director	May 27, 2008
(Principal Executive Officer)
By: /s/ Richard Lee
Richard Lee	Chief Financial Officer	May 27, 2008
(Principal Accounting Officer)
By: /s/ Dominic Chung Fu Mak
Dominic Chung Fu Mak	Treasurer and Director	May 27, 2008

By: /s/ Anson Chun Lin
Anson Chun Lin	Director	May 27, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

3(i)	Memorandum of Association

3(ii)	Articles of Association

5.1	Legal Opinion and Authorization

10.1	Lease Agreement

10.2	Advanced Zeolite Technologies Market Development Agreement

10.3	Consulting Agreement with Worldwide Connections Limited

10.4	Consulting Agreement with Prosperity Consultant Company Limited

10.5	Consulting Agreement with Bondwest Enterprises Inc.

10.6	Consulting Agreement with Kitchener Holdings Corp.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included with 5.1)